Exhibit 13.4 under Form N-14

Transfer Agency and Service Agreement

Among

Each of the Closed End Investment Companies Listed on Exhibit B Hereto

and

EquiServe Trust Company, N.A.

and

EquiServe, Inc.

AGREEMENT made as of the 19th day of December, 2002, by and among each of the closed-end investment companies listed on Exhibit B hereto, each a business trust, having a principal office and place of business at 5800 Corporate Drive, Pittsburgh, PA, 15237-7000 (each a “Customer” or the “Customer”), and EquiServe, Inc., a Delaware corporation, and its fully owned subsidiary EquiServe Trust Company, N.A., a federally chartered trust company doing business at 150 Royall Street, Canton, Massachusetts 02021 (collectively, the “Transfer Agent” or individually “EQI” and the “Trust Company”, respectively).

WHEREAS, the Customer desires to appoint the Transfer Agent as sole transfer agent, registrar, administrator of dividend reinvestment plans, options plans, and direct stock purchase plans and EQI as dividend disbursing agent and processor of all payments received or made by the Customer under this Agreement.

WHEREAS, the Trust Company and EQI desire to accept such respective appointments and perform the services related to such appointments;

WHEREAS, the Board of Trustees of each Customer has approved appointment of the Transfer Agent.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Certain Definitions.

(a)       “Account” or “Accounts” shall mean the account of each Shareholder which account shall hold any full or fractional shares of stock held by such Shareholder and/or outstanding funds or tax reporting to be done.

(b)       “Additional Services” shall mean any and all services which are not Services as set forth in the Fee and Service Schedule, but performed by Transfer Agent upon request of Customer.

(c)       “Agreement” shall mean this agreement and any and all exhibits or schedules attached hereto and any and all amendments or modifications, which may from time to time be executed.

(d)       “Annual Period” shall mean each twelve (12) month period commencing on the Effective Date and, thereafter, on each anniversary of the Effective Date.

(e)       “Closed Account” shall mean an account with a zero share balance, no outstanding funds or no reportable tax information.

(f)       “Customer ID(s)” shall have the meaning set forth in Section 14.3.

(g)       “Data Access Service” shall have the meaning set forth in Section 14.1.

(h)       “Dividend Reinvestment Plan” and “Direct Stock Purchase Plan” shall mean the services as set forth in Section 4 and in the Fee and Service Schedule.

(i)       “Effective Date” shall mean the date first stated above.

(j)       “Fee and Service Schedule” shall mean the fees and services set forth in the “Fee and Service Schedule” attached hereto.

(k)       “Password(s)” shall have the meaning set forth in Section 14.3.

(l)       “Proprietary Information” shall have the meaning set forth in Section 14.3.

(m)       “Security Procedures” shall have the meaning set forth in Section 5.1.

(n)       “Services” shall mean any and all services as further described herein and in the “Fee and Service Schedule” or other schedules attached hereto.

(o)       “Share” shall mean Customer’s common shares of beneficial interest par value $0.01 per share authorized by the Customer’s Declaration of Trust and other classes of Customer’s stock to be designated by the Customer in writing and for which the Transfer Agent agrees to service under this Agreement.

(p)       “Shareholder” shall mean the holder of record of Shares.

(q)       “Shareholder Data” shall have the meaning set forth in Section 14.2.

(r)       “Shareholder Internet Services” shall have the meaning set forth in Section 5.1.

2.       Appointment of Agent.

2.1       Appointments. The Customer hereby appoints the Transfer Agent to act as sole transfer agent and registrar for all Shares in accordance with the terms and conditions hereof and as administrator of Plans and appoints EQI as dividend disbursing agent and processor of all payments received or made by or on behalf of the Customer under this Agreement, and the Transfer Agent and EQI accept the appointments. Customer shall provide Transfer Agent with certified copies of resolutions appointment the Trust Company as Transfer Agent.

2.2       Documents. In connection with the appointing of Transfer Agent as the transfer agent and registrar for each Customer, the Customer will provide or has previously provided each of the following documents to the Transfer Agent:

(a)	Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission for initial public offerings;

(b)	Specimens of all forms of outstanding stock certificates, with a certificate of the Secretary of the Customer as to their authenticity;

(c)	Specimens of the Signatures of the officers of the Customer authorized to sign stock certificates and individuals authorized to sign written instructions and requests; and

(d)	An opinion of counsel for the Customer addressed to both the Trust Company and EQI with respect to:

(i)	The Customer’s organization and existence under the laws of its state of organization; and

(ii)	That all issued Shares are, and all unissued Shares will be, when issued, validly issued, fully paid and non-assessable.

2.3       Records. Transfer Agent may adopt as part of its records all lists of holders, records of Customer’s stock, books, documents and records which have been employed by any former agent of Customer for the maintenance of the ledgers for the Customer’s shares, provided such ledger is certified by an officer of Customer or the prior transfer agent to be true, authentic and complete.

2.4       Shares. Customer shall, if applicable, inform Transfer Agent as to (i) the existence or termination of any restrictions on the transfer of Shares and in the application to or removal from any certificate of stock of any legend restricting the transfer of such Shares or the substitution for such certificate of a certificate without such legend, (ii) any authorized by unissued Shares reserved for specific purposes, (iii) any outstanding Shares which are exchangeable for Shares and the basis for exchange, (iv) reserved Shares subject to option and the details of such reservation and (v) special instructions regarding dividends and information of foreign holders.

2.5       Customer’s Agent. Transfer Agent represents that it is engaged in an independent business and will perform its obligations under this Agreement as an agent of Customer.

2.6       Certificates. Customer shall deliver to Transfer Agent an appropriate supply of stock certificates, which certificates shall provide a signature panel for use by an officer of or authorized signor for Transfer Agent to sign as transfer agent and registrar, and which shall state that such certificates are only valid after being countersigned and registered.

3.       Standard Services.

3.1       Transfer Agent Services. The Transfer Agent will perform the following services:

In accordance with the procedures established from time to time by agreement between the Customer and the Transfer Agent, the Transfer Agent shall:

(a)	issue and record the appropriate number of Shares authorized and hold such Shares in the appropriate Shareholder account;

(b)	effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation;

(c)	act as agent for Shareholders pursuant to the Dividend Reinvestment Plan, and other investment programs as amended from time to time in accordance with the terms of the agreements relating thereto to which the Transfer Agent is or will be a party; and

(d)	issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed in accordance with procedures adopted by the Customer which procedures are set forth in the Board Resolutions of the Customer dated November 14, 2002, which Board Resolutions are attached hereto as Exhibit A.

3.2       EQI Services. In accordance with procedures established from time to time by agreement between the Customer and EQI, EQI shall:

(a)	prepare and transmit payments for dividends and distributions declared by the Customer, provided good funds for said dividends or distributions are received by EQI prior to the scheduled payable date for said dividends or distributions;

(b)	issue replacement checks and place stop orders on original checks based on shareholder’s representation that a check was not received or was lost. Such stop orders and replacements will be deemed to have been made at the request of Customer, and Customer shall be responsible for all losses or claims resulting from such replacement provided that Transfer Agent has not been negligent in placing or failing to place the stop order; and

(c)	Receive all payments made to the Customer or the Transfer Agent under the Dividend Reinvestment Plan, Direct Stock Purchase Plan, and Plans and make all payments required to be made under such plans, including all payments required to be made to the Customer.

3.3       Customary Services. The Transfer Agent shall perform all the customary services of a transfer agent, agent of dividend reinvesment plan, cash purchase plan and other investment programs as described in Section 3.1 consistent with those requirements in effect as of the date of this Agreement. EQI shall perform all the customary services of a dividend disbursing agent and a processor of payments as described in Section 3.2 consistently with those requirements in effect as of the date of this Agreement. The detailed services and definition, frequency, limitations and associated costs (if any) of the Services to be performed by the Transfer Agent are set out in the attached Fee and Service Schedule.

3.4       Compliance with Laws. The Customer agrees that each of the Trust Company and EQI is obligated to and the Trust Company and EQI agree to comply with all applicable federal, state and local laws and regulations, codes, order and government rules in the performance of its duties under this Agreement.

3.5       Unclaimed Property and Lost Shareholders. The Transfer Agent shall report unclaimed property to each state in compliance with state law and shall comply with Section 17Ad-17 of the Securities Exchange Act of 1934, as amended (the “Exchange Act’), for lost Shareholders. If the Customer is not in compliance with applicable state laws, there will be no charge for the first two years of this service for such Customer, other than a charge of $3.00 per due diligence notice mailed; provided that after the first two years, the Transfer Agent will charge such Customer a reasonable fee to be mutually agreed upon plus any out-of-pocket expenses.

3.6       Compliance with Office of Foreign Asset Control (“OFAC”) Regulations. The Transfer Agent shall ensure compliance with OFAC laws.

4.       Dividend Disbursing Services.

4.1       Declaration of Dividends. Upon receipt of a written notice from the President, any Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of Customer declaring the payment of a dividend, EQI shall disburse such dividend payments provided that in advance of such payment, Customer furnishes EQI with sufficient funds. The payment of such funds to EQI for the purpose of being available for the payment of dividend checks from time to time is not intended by Customer to confer any rights in such funds on Customer’s Shareholders whether in trust or in contract or otherwise.

4.2       Stop Payments. Customer hereby authorizes EQI to sop payment of checks issued in payment of dividends, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or, through no fault of theirs, are otherwise beyond their control and cannot be produced by them for presentation and collection, and EQI shall issue and deliver duplicate checks in replacement thereof, and Customer shall indemnify Transfer Agent against any loss or damage resulting from reissuance of the checks, provided that Transfer Agent has not been negligent in placing or failing to place a stop order.

4.3       Tax Withholding. EQI is hereby authorized to deduct from all dividends declared by a Customer and disbursed by EQI, as dividend disbursing agent, the tax required to be withheld pursuant to Sections 1441, 1442 and 3406 of the Internal Revenue Code of 1986, as amended, or by any Federal or State statutes subsequently enacted, and to make the necessary return and payment of such tax in connection therewith.

5.       Shareholder Internet Account Access Services.

5.1       Shareholder Internet Services. The Transfer Agent shall provide internet access to each Customer’s shareholders through Transfer Agent’s web site, equiserve.com (“Shareholder Internet Services”), pursuant to its established procedures (“Security Procedures”), to allow shareholders to view their account information and perform certain on-line transaction request capabilities. The Shareholder Internet Services shall be provided at no additional charge at this time, other than the transaction fees currently being charged for the different transactions as described on the Fee and Service Schedule. The Transfer Agent reserves the right to charge a fee for this service at any time in the future.

5.2       Scope of Transfer Agent Shareholder Internet Services Obligations. Transfer Agent shall at all times use reasonable care in performing Shareholder Internet Services under this Agreement. With respect to any claims for losses, damages, costs or expenses which may arise directly or indirectly from Security Procedures which Transfer Agent has implemented or omitted, Transfer Agent shall be presumed to have used reasonable care if it has followed, in all material respects, is Security Procedures then in effect. Transfer Agent may, but shall not be required to, modify such Security Procedures from time to time to the extent is believe, in good faith, that such modifications will enhance the security of Shareholder Internet Services. All data and information transmissions accessed via Shareholder Internet Services are for informational purposes only, and are not intended to satisfy regulatory requirements or comply with any laws, rules, requirements or standards of any federal, state or local governmental authority, agency or industry regulatory body, including the securities industry, which compliance is the sole responsibility of Customer.

5.3       No Other Warranties.

EXCEPT AS OTHERWISE EXPRESSLY STATED IN SECTION 5.2 OF THIS AGREEMENT, THE SHAREHOLDER INTERNET SERVICES ARE PROVIDED “AS-IS,” ON AN “AS AVAILABLE” BASIS, AND TRANSFER AGENT HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING SUCH SERVICES PROVIDED BY TRANSFER AGENT HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

6.       Optional Services.

To the extent that a Customer elects to engage the Transfer Agent to provide the services listed below the Customer shall engage the Transfer Agent to provide such services upon terms and fees to be agreed upon by the parties:

(a)	Corporate actions (including inter alia, odd lot buy backs, exchanges, mergers, redemptions, subscriptions, capital reorganization, coordination of post-merger services and special meetings).

7.       Fees and Expenses.

7.1       Fee and Service Schedules. Each Customer agrees to pay Transfer Agent the fees for Services performed pursuant to this Agreement as set forth in the Fee and Service Schedule attached hereto, for the initial term of the Agreement (the “Initial Term”).

7.2       COLA/Fee Increases. After the Initial Term of the Agreement, providing that service mix and volumes remain constant, the fees listed in the Fee and Service Schedule shall be increased by the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of Labor. Fees will be increased on each successive contract anniversary thereafter by an amount equal to the change in the National Employment Cost Index for Service Producing Industries (Financial, Insurance, Real Estate) for the preceding year.

7.3       Adjustments. Notwithstanding Section 7.1 above, fees, and the out-of-pocket expenses and advances identified under Section 7.4 below, may be changed from time to time as agreed upon in writing between the Transfer Agent and the Customer.

7.4       Out-of-Pocket Expenses. In addition to the fees paid under Section 7.1 above, the Customer agrees to reimburse the Transfer Agent for reasonable out-of-pocket expenses including but not limited to postage, forms, telephone, microfilm, microfiche, taxes, records storage, exchange and broker fees, or advances incurred by the Transfer Agent for the items set out in Exhibit A attached hereto. Out-of-pocket expenses may include the costs to transfer agent of administrative expenses. In addition, any other expenses incurred by Transfer Agent at the request or with the consent of the Customer, will be reimbursed by the Customer.

7.5       Conversion Funds. Conversion funding required by any out of proof condition caused by a prior agents’ services shall be advanced to Transfer Agent prior to the commencement of services.

7.6       Postage. Postage for mailing of dividends, proxies, Customer reports and other mailings to all Shareholder Accounts shall be advanced to the Transfer Agent by the Customer prior to commencement of the mailing date of such materials.

7.7       Invoices. The Customer agrees to pay all fees and reimbursable expenses within 45 days of the date of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Customer may only withhold that portion of the fee or expenses subject to the good faith dispute. The Customer shall notify the Transfer Agent in writing within twenty-one (21) calendar days following the receipt of each billing notice if the Customer is disputing any amounts in good faith. If the Customer does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Customer. The Customer shall settle such disputed amounts within five (5) business days of the day on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

7.8       Taxes. Customer shall pay all sales or use taxes in lieu thereof with respect to the Services (if applicable) provided by Transfer Agent under this Agreement.

7.9       Late Payments.

(a)	If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Customer shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate (that is, the base rate on corporate loans posted by large domestic banks) published by The Wall Street Journal (or, in the event such rate is not so published, a reasonably equivalent published rate selected by Customer on the first day of publication during the month when such amount was due). Notwithstanding any other provisions hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts or New Jersey law.

(b)	The failure by Customer to pay an invoice within 90 days after receipt of such invoice or the failure by the Customer to timely pay two consecutive invoices shall constitute a material breach pursuant to Section 16.4(a) below. The Transfer Agent may terminate this Agreement for such material breach immediately and shall not be obligated to provide the Customer with 30 days to cure such breach.

7.10       Services Required by Legislation. Services required by legislation or regulatory mandate that become effective after the Effective Date of this Agreement shall not be part of the Services, and shall be billed by appraisal.

7.11       Overtime Charges. Overtime charges will be assessed in the event of a late delivery to the Transfer Agent of Customer material for mailings to Shareholders, unless the mail date is rescheduled. Such material includes, but is not limited to, proxy statements, quarterly and annual reports, dividend enclosures and news releases.

7.12       Bank Accounts. The Customer acknowledges that the bank accounts maintained by EQI in connection with the Services will be in its name and that EQI may receive investment earnings in connection with the investment at EQI’s risk and for its benefit of funds held in those accounts from time to time. However, Transfer Agent shall indemnify and hold Customer harmless from and against, any and all losses, claims, damages, costs, charges, counsel fees, and expenses, payments expenses and liability arising out of or attributable to such investment.

8.       Representations and Warranties of Transfer Agent.

8.1       Governance. The Trust Company is a federally chartered limited purpose national bank duly organized under the laws of the United States and EQI is a corporation validly existing and in good standing under the laws of the State of Delaware and each has full corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Transfer Agent has been duly authorized by all necessary corporate action and constitutes the legal valid and binding obligations of Transfer Agent enforceable against Transfer Agent in accordance with its terms.

8.2       Compliance. The execution, delivery and performance of the Agreement by Transfer Agent will not violate, conflict with or result in the breach of any material term, condition or provision of, or require the consent of any other party to, (i) any existing law, ordinance, or governmental rule or regulation to which Transfer Agent is subject, (ii) any judgement, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Transfer Agent, (iii) the incorporation documents or by-laws of, or any material agreement to which Transfer Agent is a party.

8.3       Facilities. The Transfer Agent has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

8.4       Computer Services. DATA ACCESS SERVICE AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASES. TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER HEREBY ACKNOWLEDGES THAT THE DATA ACCESS SERVICE MAY NOT BE OR BECOME AVAILABLE DUE TO ANY NUMBER OF FACTORS INCLUDING WITHOUT LIMITATION PERIODIC SYSTEM MAINTENANCE, SCHEDULED OR UNSCHEDULED, ACTS OF GOD, TECHNICAL FAILURE, TELECOMMUNICATIONS INFRASTRUCTURE OR DELAY OR DISRUPTION ATTRIBUTABLE TO VIRUSES, DENIAL OF SERVICE ATTACKS, INCREASED OR FLUCTUATING DEMAND, AND ACTIONS AND OMISSIONS OF THIRD PARTIES. THEREFORE TRANSFER AGENT EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY REGARDING SYSTEM AND/OR DATA ACCESS SERVICE AVAILABILITY, ACCESSIBILITY, OR PERFORMANCE.

9.       Representations and Warranties of Customer.

Each Customer represents and warrants to the Transfer Agent that:

9.1       Organizations. It is a business trust duly organized and existing and in good standing under the laws of Delaware;

9.2       Governance. It is empowered under applicable laws and by Declaration of Trust and By-Laws to enter into and perform this Agreement. All corporate proceedings required by said Declaration of Trust, By-Laws and applicable law have been taken to authorize it to enter into and perform this Agreement; and

9.3       Securities Act of 1933. A registration statement under the Securities Act of 1933, as amended (the “1933 Act”) has been filed and is currently effective, or will be effective prior to the sale of any Shares, and will remain so effective, and all appropriate state securities law filings have been made with respect to all the Shares of the Customer being offered for sale except for any Shares which are offered in a transaction or series of transactions which are exempt from the registration requirements of the 1933 Act and state securities laws; information to the contrary will result in immediate notification to the Transfer Agent.

10.       Indemnification/Limitation of Liability.

10.1       Standard of Care. The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable time limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith or willful misconduct or that of its employees as set forth and subject to the limitations set forth in Section 10.4 below.

10.2       Customer Indemnity. The Transfer Agent shall not be responsible for, and the Customer shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, claims, damages, costs, charges, counsel fees and expenses, payments, expenses and liability arising out of or attributable to:

(a)	All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided such actions are taken in good faith and without negligence or willful misconduct;

(b)	The Customer’s gross negligence or willful misconduct or the breach of any representation or warranty of the Customer hereunder;

(c)	The reliance or use by the Transfer Agent of information, records and documents which (i) are received by the Transfer Agent and furnished to it by or on behalf of the Customer, and (ii) have been prepared and/or maintained by the Customer or any other person or firm on behalf of the Customer. Such other person or firm shall include any former transfer agent or former registrar, or co-transfer agent or co-registrar or any current registrar where the Transfer Agent is not the current registrar;

(d)	The reliance or use by the Transfer Agent of any paper or document reasonably believed to be genuine and to have been signed by the proper person or persons including Shareholders or electronic instruction from Shareholders submitted through the Shareholder Internet Services or other electronic means pursuant to security procedures established by the Transfer Agent, provided Transfer Agent is not negligent in the implementation of such security procedures;

(e)	The reliance on, or the carrying out by the Transfer Agent of any instructions or requests of the Customer’s representatives;

(f)	The offer or sale of Shares in violation of any federal or state securities laws requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares;

(g)	The negotiation, presentment, delivery or transfer of Shares through Direct Registration System Profile System.

10.3       Instructions. At any time the Transfer Agent may apply to any officer of the Customer for instruction, who may, in turn, consult with its legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and Transfer Agent shall not be liable and shall be indemnified by the Customer for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent shall be protected and indemnified in acting upon any paper or document reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent by telephone, in person, machine readable input, telex, CRT data entry or similar means authorized by the Customer, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Customer. The Transfer Agent shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of officers of the Customer, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

10.4       Transfer Agent Indemnification/Limitation of Liability. Transfer Agent shall be responsible for and shall indemnify and hold the Customer harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to Transfer Agent’s refusal or failure to comply with the terms of this Agreement, or which arise out of Transfer Agent’s negligence or willful misconduct or which arise out of the breach of any representation or warranty of Transfer Agent hereunder, for which Transfer Agent is not entitled to indemnification under this Agreement; provided, however, that Transfer Agent’s aggregate liability during any term of this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Customer to Transfer Agent as fees and charges, but not including reimbursable expenses, under this Agreement.

10.5       Notice. In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which one party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or the name of the indemnified party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify it except with the indemnifying party’s prior written consent.

11.       Damages.

NO PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, OCCASIONED BY A BREACH OF ANY PROVISIONS OF THIS AGREEMENT EVEN IF APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.       Responsibilities of the Transfer Agent.

The Transfer Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Customer, by its acceptance hereof, shall be bound:

12.1       Whenever in the performance of its duties hereunder the Transfer Agent shall deem it necessary or desirable that any fact or matter be proved or established prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Customer and delivered to the Transfer Agent. Such certificate shall be full authorization to the recipient for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

12.2       The Customer agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Transfer Agent for the carrying out, or performing by the Transfer Agent of the provisions of this Agreement.

12.3       Transfer Agent, any of its affiliates or subsidiaries, and any stockholder, director, officer or employee of the Transfer Agent may buy, sell or deal in the securities of the Customer or become pecuniary interested in any transaction in which the Customer may be interested, or contract with or lend money to the Customer or otherwise act as fully and freely as though it were not appointed as agent under this Agreement. Nothing herein shall preclude the Transfer Agent from acting in any other capacity for the Customer or for any other legal entity.

12.4       No provision of this Agreement shall require the Transfer Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it shall believe in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

13.       Covenants of the Customer and Transfer Agent.

13.1       Customer Corporate Authority. The Customer shall furnish to the Transfer Agent the following:

(a)	A copy of the Declaration of Trust and By-Laws of the Customer;

(b)	Copies of all material amendments to its Declaration of Trust or By-Laws made after the date of this Agreement, promptly after such amendments are made; and

(c)	A certificate of the Customer as to the Shares authorized, issued and outstanding, as well as a description of all reserves of unissued Shares relating to the exercise of options, warrants or a conversion of debentures or otherwise.

13.2       Transfer Agent Facilities. The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Customer for the safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any, and for the preparation, use, and recordkeeping of such certificates, forms and devices.

13.3       Records. The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. The Transfer Agent agrees that all such records prepared or maintained by it relating to the services performed hereunder are the property of the Customer and will be preserved, maintained and made available in accordance with the requirements of law, and will be surrendered promptly to the Customer on and in accordance with its request.

13.4       Confidentiality. The Transfer Agent and the Customer agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law. Transfer Agent acknowledges that it will receive “nonpublic personal information,” as such term is defined in Regulation S-P, 17 CFR § 248 (such information is referred to herein as “NPI”) of Shareholders, and agrees that it shall use such information solely in furtherance of fulfilling its contractual obligations under this Agreement. Transfer Agent further agrees to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR §§ 248.15, or as permitted, required or otherwise authorized by other state or federal laws, rules or regulations, or in connection with joint marketing arrangements that Customer may establish with Transfer Agent in accordance with the limited exception set forth in 17 CFR § 248.13. Transfer Agent has implemented, and will continue to maintain for the term of the Agreement, policies and procedures reasonably designed to insure the security and confidentiality of records and NPI of Shareholders, subject to standards prevailing in the industry for such procedures.

13.5       Non-Solicitation of Transfer Agent Employees. Customer shall not knowingly attempt to hire or assist with the hiring of an employee of Transfer Agent or encourage any employee to terminate their relationship with Transfer Agent.

13.6       Notification. Customer shall notify Transfer Agent as soon as possible in advance of any stock split, stock dividend or similar event which may affect the Shares, and any bankruptcy, insolvency, moratorium or other proceeding regarding Customer affecting the enforcement of creditors’ rights. Notwithstanding any other provision of the Agreement to the contrary, Transfer Agent will have no obligation to perform any Services under the Agreement subsequent to the commencement of any bankruptcy, insolvency, moratorium or other proceeding regarding Customer affecting the enforcement of creditor’ rights unless Transfer Agent receives assurance satisfactory to it that it will receive full payment for such services. Further, Customer may not assume the Agreement after the filing of a bankruptcy petition without Transfer Agent’s written consent.

14.       Data Access Service and Proprietary Information.

14.1       Transfer Agent has developed a data access service that enables the Customer to access the Customer’s shareholder records maintained on Transfer Agent’s computer system through the Internet or remote access, as the case may be (the “Data Access Service”). The Customer wishes to use such Data Access Service subject to the terms and conditions set forth herein. Therefore, the Customer and Transfer Agent agree as follows:

14.2       Access to Shareholder Data.

The Service provided to the Customer pursuant to this Agreement shall include granting the Customer access to the Shareholder, Customer and proxy information (“Shareholder Data”) maintained on the records database for the purpose of examining, maintaining, editing, or processing transactions with respect to Shareholder Data.

14.3       Procedures for Access.

To use the Data Access Service, the Customer must access through the Internet or remote terminal, as the case may be, pursuant to the procedures provided by Transfer Agent. Such access is accomplished by entering a unique Customer identification (“Customer ID(s)”) and passwords (“Password(s)”) assigned to the Customer by Transfer Agent. Each Customer ID and Password assigned to the Customer is for use only by the Customer. The Customer shall establish and maintain reasonable security and control over all such Customer Ids and Passwords. Transfer Agent shall maintain reasonable security and control over each Customer ID. After Transfer Agent assigns the Customer a Password, the Customer shall change the Password. The Customer recognizes that Transfer Agent does not have knowledge of the Password, which is selected by the Customer and is within the Customer’s exclusive control after the necessary change. The Customer may change any Password thereafter at any time. Customer agrees to notify Transfer Agent immediately if any employee of Customer granted access to the Data Access Service leaves the employ of the Customer, in order to enable Transfer Agent to terminate such employee’s access.

14.4       Proprietary Information.

The Customer acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Customer by the Transfer Agent as part of the Data Access Service to access Shareholder Data maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or other third party constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed Shareholder Data. The Customer agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Customer agrees for itself and its employees and agents:

(a)	to refrain from copying or duplicating in any way the Proprietary Information, other than to print out pages reflecting Shareholder Data to provide to shareholders or for Customer’s internal use;

(b)	to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform Transfer Agent in a timely manner of such fact and dispose of such information in accordance with Transfer Agent’s instructions;

(c)	to refrain from causing or allowing the Proprietary Information from being retransmitted to any other computer facility or other location, except with the prior written consent of Transfer Agent;

(d)	that the Customer shall have access only to those authorized transactions agreed upon by the parties; and

(e)	to honor all reasonable written requests made by Transfer Agent to protect at Transfer Agent’s expense the rights of Transfer Agent Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 14.

14.5       Content. If the Customer notifies the Transfer Agent that any part of the Data Access Service does not operate in material compliance with the user documentation provided by the Transfer Agent for such service, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Services are solely responsible for the contents of such data and the Customer agrees to make no claim against the Transfer Agent arising out of the contents of such third party data, including, but not limited to, the accuracy thereof.

14.6       Transactions. If the transactions available to the Customer include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of Shares or direct EQI to transfer cash or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instructions without undertaking any further inquiry as long as such instructions are undertaken in conformity with security procedures established by the Transfer Agent from time to time.

15.       Confidentiality.

15.1       Covenant. The Transfer Agent and the Customer agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any customers’ lists, trade secrets, cost figures and projections, profit figures and projections, or any other secret or confidential information whatsoever, whether of the Transfer Agent or of the Customer, used or gained by the Transfer Agent or the Customer during performance under this Agreement. The Customer and the Transfer Agent further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Transfer Agent or the Customer and their successors and assigns. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-contractor or agent for purposes of providing services under this Agreement.

15.2       Request for Records. In the event that any requests or demands are made for the inspection of the Shareholder records of the Customer, other than request for records of Shareholders pursuant to standard subpoenas from state or federal government authorities (e.g., in divorce and criminal actions), the Transfer Agent will endeavor to notify the Customer and to secure instructions from an authorized officer of the Customer as to such inspection. The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

16.       Term and Termination.

16.1       Term. The Initial Term of this Agreement shall be three (3) years from the date first stated above unless terminated pursuant to the provisions of this Section 16. Unless a terminating party gives written notice to the other party sixty (60) days before the expiration of the Initial Term this Agreement will renew automatically from year to year (“Renewal Term”). Sixty (60) days before the expiration of the Initial Term or a Renewal Term the parties to this Agreement will agree upon a Fee Schedule for the upcoming Renewal Term. If no new fee schedule is agreed upon, the fees will increase as set forth in Section 7.2.

16.2       Early Termination. Notwithstanding anything contained in this Agreement to the contrary, should Customer desire to move any of its Services provided by the Transfer Agent hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, or without the required notice period, the Transfer Agent shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that the Transfer Agent will be able to facilitate a conversion of Services on such prior date. In connection with the foregoing, should Services be converted to a successor service provider, or if the Customer is liquidated or its assets merged or purchased or the like with another entity which does not utilize the services of the Transfer Agent, Transfer Agent shall be entitled to receive all reasonable and demonstrable out-of-pocket expenses or costs associated with the conversion of the Services. Section 16.2 shall not apply if the Transfer Agent is terminated for cause under Sectarian 16.4(a) of this Agreement.

16.3       Expiration of Term. After the expiration of the Initial or Renewal Term whichever currently if effect, should either party exercise its right to terminate, all reasonable out-of-pocket expenses or costs associated with the movement of records and material will e borne by the Customer. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination and a de-conversion/transition fee in the amount of seven thousand five hundred dollars ($7,500.00).

16.4       Termination.

This Agreement may be terminated in accordance with the following:

(a)	at any time by any party upon a material breach of a representation, covenant or term of this Agreement by any other unaffiliated party which is not cured within a period not to exceed thirty (30) days after the date of written notice thereof by one of the other parties; and

(b)	at any time by any party, in the event that during the term of this Agreement, a bankruptcy or insolvency proceeding is filed by or against any party or a trustee or receiver is appointed for any substantial part of any party’s property (and in a case of involuntary bankruptcy, insolvency or receivership proceeding, there is entered an order for relief, or order appointing a receiver or similar order or decree and the party does not succeed in having such order lifted or stayed within sixty (60) days from the date of its entry), or any party makes an assignment of all or substantially all of its property for the benefit of creditors or ceases to conduct its operations in the normal course or business.

16.5       Records. Upon receipt of written notice of termination, the parties will use commercially practicable efforts to effect an orderly termination of this Agreement. Without limiting the foregoing, Transfer Agent will delivery promptly to Customer, in machine readable form on media as reasonably requested by Customer, all Shareholder and other records, files and data supplied to or compiled by Transfer Agent on behalf of Customer.

17.       Assignment.

17.1       Affiliates. The Transfer Agent may, without further consent of the Customer assign its rights and obligations hereunder to any affiliated transfer agent registered under Section 17A(c)(2) of the Exchange Act.

17.2       Sub-contractors. Transfer Agent may, without further consent on the part of Customer, subcontract with other subcontractors for telephone and mailing services as may be required from time to time; provided, however, that the Transfer Agent shall be a fully responsible to the Customer for the acts and omissions of any subcontractor as it is for its own acts and omissions.

18.       Unaffiliated Third Parties.

Nothing herein shall impose any duty upon Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, airborne services, the U.S. mails and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

19.       Miscellaneous.

19.1       Notices.

Any notice or communication by the Transfer Agent or the Customer to the other is duly given if in writing and delivered in person or mailed by first class mail, postage prepaid, telex, telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Customer:

Federated Investors, Inc.

1001 Liberty Avenue

Pittsburgh, PA 15222

Attn.: General Counsel

(412) 288-1567

If to the Transfer Agent:

EquiServe Trust Company, N.A.

C/o EquiServe, Inc.

150 Royall Street

Canton, MA 02021

Telecopy No.: (781) 575-4188

Attn.: General Counsel

The Transfer Agent and the Customer may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

19.2       Successors.

All the covenants and provisions of this agreement by or for the benefit of the Customer or the Transfer Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

19.3       Amendments.

This Agreement may be amended or modified by a written amendment executed by the parties hereto and, to the extent required, authorized or approved by a resolution of the Board of Directors of the Customer.

19.4       Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19.5       Governing Law.

This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

19.6       Force Majeure.

Notwithstanding anything to the contrary contained herein, Transfer Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

19.7       Descriptive Headings.

Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

19.8       Third Party Beneficiaries.

The provisions of this Agreement are intended to benefit only the Transfer Agent, the Customer and their respective permitted successors and assigns No rights shall be granted to any other person by virtue of this agreement, and there are no third party beneficiaries hereof.

19.9       Survival.

All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

19.10       Priorities.

In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

19.11       Merger of Agreement.

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

19.12       Counterparts.

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and same instrument.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by one of its officers thereunto duly authorized, all as of the date first written above.

Federated Premier Municipal Income Fund

Federated Premier Intermediate Municipal Income Fund

By: /s/ Richard J. Thomas

Name: Richard J. Thomas

Title: Senior Vice President & Treasurer

EquiServe, Inc. EquiServe Trust company, N.A.

By: /s/ Dennis V. Moccia By: /s/ Dennis V. Moccia

Name: DennisV. Moccia Name: Denis V. Moccia

Title: Managing Director Title: Managing Director

Exhibit A

Board of Trustees’ Resolutions for:

Federated Premier Municipal Income Fund

Federated Premier Intermediate Municipal Income Fund

AMENDMENT TO THE

TRANSFER AGENCY AND SERVICE AGREEMENT

Between

Each of The Closed End Investment Companies Listed on Exhibit B

and

COMPUTERSHARE TRUST COMPANY, N.A.

(successor interest to EquiServe Trust Company, N.A.)

and

COMPUTERSHARE INC

(successor in interest to EquiServe, Inc.)

This Amendment, effective August 1, 2007, revises the Transfer Agency and Services Agreement (the “Agreement”) between each of the closed-end investment companies listed on the attached Exhibit B (collectively, the “Customer”) and Computershare Inc. and Computershare Trust Company, N.A. (successors in interests to EquiServe, Inc. and EquiServe Trust Company, N.A., respectively) (collectively, the “Transfer Agent” or individually, “Computershare” and the “Trust Company”) dated December 19, 2002, as follows:

1.       Add the attached Exhibit B which may be amended from time to time in writing by both parties;

Except as otherwise amended, all other terms of the Agreement are hereby ratified by the parties and shall remain in full force and effect.

COMPUTERSHARE INC.

COMPUTERSHARE TRUST COMPANY, N.A.

On Behalf of Both Entities:

By: /s/ Dennis V. Moccia

Name: Dennis V. Moccia

Title: Managing Director

CLOSED-END INVESTMENT COMPANIES LISTED ON EXHIBIT B HERETO

On Behalf of Each Entity:

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

EXHIBIT B

Federated Premier Municipal Income Fund

Federated Premier Intermediate Municipal Income Fund

Federated Enhanced Treasury Income Fund

Amendment to Transfer Agency and Service Agreement

The Amendment (“Amendment”), effective as of January 22, 2010 (“Effective Date”), is to the Transfer Agency and Service Agreement (the “Agreement”) made as of December 19, 2002, by and among Computershare Inc. (formerly known as EquiServe, Inc.) and Computershare Trust Company, N.A., (formerly known as EquiServe Trust Company, N.A.) (collectively, the “Transfer Agent”) and Each of the Closed End Investment Companies Listed on Exhibit B to the Agreement (each, a “Customer” or the “Customer”). Terms used, but not otherwise defined in this Amendment, shall have the same meaning as those terms in the Agreement.

WHEREAS, the Customer and Transfer Agent are parties to the Agreement; and

WHEREAS, the Customer and Transfer Agent desire to amend the Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment to Exhibit B. Exhibit B to the Agreement is hereby deleted in its entirety and replaced with the new Exhibit B attached hereto as Exhibit B.
2.	Amendment to Fee and Service Schedule. The Fee and Service Schedule for Stock Transfer Services (“Schedule”) dated effective March 1, 2009 as attached to the Agreement is hereby deleted and replaced with the new Fee and Service Schedule for Stock Transfer Services (“Schedule”) dated December 1, 2009 attached hereto.
3.	Limited Effect. Except as expressly modified herein, the Agreement and Schedule shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties hereto in accordance with its terms.
4.	Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.
5.	Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunder duly agreed and authorized, as of the Effective Date.

Computershare Inc. Federated Premier Municipal Income

Computershare Trust Company, N.A. Fund

Federated Premier Intermediate Municipal Income Fund

Federated Enhanced Treasury Income Fund

On Behalf of Both Entities: On Behalf of Each Fund:

By: By: /s/ G. Andrew Bonnewell
Name: Martin J. McHale, Jr. Name: G. Andrew Bonnewell
Title: President, U.S. Equity Services Title Assistant Secretary

FEDERATED PREMIER MUNICIPAL INCOME FUND

CERTIFICATION

The undersigned, Secretary of Federated Premier Municipal Income Fund (the "Trust"), hereby certifies that the following resolutions were duly adopted by the Board of Trustees of the Trust on November 14, 2002, substantially and materially as follows and that said resolutions have not been amended or rescinded:

RESOLVED,	that the Board hereby recommends to shareholders that authority be vested in the Trustees to determine, in their sole discretion, and subject to any regulatory limitations, to invest all of the assets of the Trust in another investment company having the same investment objective and substantially the same investment policies and restrictions as those of the Trust in order to achieve the investment objective of the Trust.
RESOLVED,	that in accordance with Article VI, Section 6.1, of the Agreement and Declaration of Trust, the initial series of shares of beneficial interest of the Trust be, and hereby are, established and designated as Common Shares.
RESOLVED,	that the Board hereby ratifies the Bylaws of the Trust in the form filed with the records of the Trust.
RESOLVED,	that the Secretary of the Trust, to be elected at this Meeting, is authorized and directed to insert a copy of these bylaws in the books of record of the Trust and to cause a copy to be kept at the principal executive office of the Trust for the transaction of its business.
RESOLVED,	that the Board hereby ratifies the filing with the SEC of a Notification of Registration on Form N-8A, pursuant to the 1940 Act, and also ratifies the filing on Form N-2 of the Registration Statement of the Trust, with the SEC, covering the sale and issuance of an unlimited number of Common Shares, $0.01 par value, both in the forms filed with the records of the Trust.
RESOLVED,	that the Board hereby authorizes and approves that the fiscal year of the Trust shall be the period of twelve months ending on the last day of November in each calendar year.
RESOLVED,	that the Board hereby adopts the Code and related Procedures for the Trust, as discussed at this meeting, based on its determination that the Code contains provisions reasonably necessary to prevent access persons from violating the anti-fraud provisions of Rule 17j-1.
RESOLVED,	that the Board hereby consider and approve the standard resolutions to complete all necessary filings with the Securities and Exchange Commission, the Internal Revenue Service, Blue Sky and all other applicable organizations pertinent to the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust.
RESOLVED,	that the Board hereby ratifies the determination of the Officer of the Trust that it is in the best interests of the Trust to list the Common Shares and cause the Trust to be admitted to trading on the New York Stock Exchange (“NYSE”) and the authorization to take, or cause to be taken, all actions necessary or advisable to effect the listing and trading of the Common Shares on the NYSE, including the preparation, execution and filing of all necessary applications, documents, forms and agreements with the NYSE and the SEC, the payment by the Trust of filing, listing or application fees, the preparation of temporary and permanent certificates for the Common Shares, and the appearance of any such officer before NYSE officials and the authorization to issue any unissued shares, pursuant to the Trust’s dividend reinvestment plan and authorize that such shares be listed on the NYSE and be covered by the Trust’s application.
RESOLVED,	that the Board hereby approve any necessary blue sky filings, substantially in the form provided to the Board and to be filed with the records of the Trust.
RESOLVED,	that the principal offices of the Trust be established and maintained at 5800 Corporate Drive, Pittsburgh, PA 15237-7000.
RESOLVED,	that Thomas J. Donnelly is hereby appointed to serve as Counsel for the Trust, to serve at the pleasure of the Board.
RESOLVED,	that Dickstein Shapiro Morin & Oshinsky LLP is hereby appointed to serve as Special Counsel for the Trust, to serve at the pleasure of the Board.
RESOLVED,	that the Board hereby determines that Dickstein Shapiro Morin & Oshinsky LLP is independent within the meaning of Rule 0-1(a) 6 under the 1940 Act.
RESOLVED,	that the Board hereby authorizes the Officers of the Trust to sell an indefinite number of shares of beneficial interest of the Trust, currently or at any time in the future in existence, subject to the receipt of the net asset value for such shares including the authorization to sell shares of beneficial interest of the Trust to the underwriters pursuant to the Purchase Agreement authorized below at the public offering price of $15 per share, less the underwriting discount to be provided in the Purchase Agreement.
RESOLVED,	that the Secretary and Treasurer of the Trust are hereby authorized to cause the sale and issuance of shares of beneficial interest.
RESOLVED,	that the Trust may issue certificates for shares of beneficial interest of the Trust, provided that the form of such certificates will be filed with the records of the Trust.
RESOLVED,	that, in connection with the issuance of replacements of share certificates (should any be issued) for over ten shares of any series or class of the Trust which have been lost, stolen or destroyed, the Trust authorizes its Transfer Agent to receive and approve an affidavit and indemnity agreement executed by the registered holder (or his legal representative) of a missing or destroyed certificate with the assumption of risk duly executed by a surety company authorized to do business in the State of Delaware and issued under a blanket bond of indemnity currently in force on behalf of the Transfer Agent and all corporations or associations for which it may be acting as transfer agent or in other capacities.
RESOLVED,	that, in connection with the issuance of replacements of share certificates (should any be issued) for ten shares or less of any series or class of the Trust which have been lost, stolen or destroyed, the Transfer Agent is authorized to accept an affidavit and indemnity agreement without surety in such form as it deems appropriate indemnifying the Transfer Agent and the Trust for the issuance of such replacement share certificates.
RESOLVED,	that, in connection with the issuance of replacements of share certificates (should any be issued) of any series or class of the Trust which have been lost in transit, the Trust authorizes its Transfer Agent to receive and approve such form of affidavit of loss executed by the registered holder (or its legal representative) of the lost certificate with the assumption of liability issued by a surety company authorized to do business in the State of Delaware and issued in conjunction with a First Class Mail Bond on the Transfer Agent and all corporations or associations for which it may be acting as Transfer Agent or in other capacities.
RESOLVED,	that, when the Transfer Agent shall have received and approved an affidavit and indemnity agreement executed by the registered holder (or his legal representative or agent) of a missing or destroyed share certificate with the assumption of liability duly executed by a surety company authorized to do business in the State of Delaware, said Transfer Agent is authorized to issue and countersign a replacement for said share certificate without further approval of the Officers of the Trust or the Board.
RESOLVED,	that the Regular Meetings of the Trust shall be held on (1) the 15th day of the months of February, May, August and November in each year, or if any such day is a Saturday or Sunday or legal holiday, the next business day following, or (2) on such other dates as may be determined by the Board or the Executive Committee, said meetings to be held at the offices of the Trust, Pittsburgh, Pennsylvania, or at such other place as may be determined by the Board or the Executive Committee.
RESOLVED,	that the following persons are hereby elected to serve as the Officers of the Trust for the respective terms provided for in the Bylaws of the Trust:

Chairman: John F. Donahue

President: J. Christopher Donahue

Chief Investment Officer: William D. Dawson, III

Executive Vice Presidents: Edward C. Gonzales

John W. McGonigle

Senior Vice President: Mary Jo Ochson

Vice Presidents: Richard B. Fisher

Treasurer: Richard J. Thomas

Assistant Treasurers: Keith A. Antle

Deborah M. Molini

Secretary: John W. McGonigle

Assistant Secretary: G. Andrew Bonnewell

Leslie K. Ross

Nelson W. Winter

Todd P. Zerega

RESOLVED,	that the following persons are hereby elected to serve as the Executive Committee until the election and qualification of their successors:

John F. Donahue

John E. Murray, Jr.

RESOLVED,	that the following persons are hereby appointed to serve as an Audit Committee (composed of Disinterested Board Members of the Trust):

Thomas G. Bigley

John T. Conroy, Jr.

Nicholas P. Constantakis

Charles F. Mansfield, Jr.

RESOLVED,	that Ernst & Young LLP are hereby selected as Independent Auditors for the Trust's first fiscal year.
RESOLVED,	that the Board hereby approves and authorizes the Officers of the Trust to enter into the proposed Investment Management Agreement between Federated Investment Management Company and the Trust, on behalf of the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust.
RESOLVED,	that the Board hereby recommends to shareholders of the Trust the approval of the Investment Management Agreement between Federated Investment Management Company and the Trust.
RESOLVED,	that the Board hereby approves and authorizes the Officers of the Trust to enter into the proposed Purchase Agreement between Merrill Lynch, Pierce, Fenner & Smith and the other underwriters to be named therein, and the Trust, on behalf of the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust, to determine the number of Common Shares to be sold thereunder and the underwriting discount, and to take all actions deemed necessary or advisable to effect the sale of such Common Shares and otherwise perform the obligation of the Trust thereunder.
RESOLVED,	that the Board hereby appoints EquiServe Trust Company, N.A. (hereinafter called the “Transfer Agent”), as Transfer Agent and Registrar to issue, countersign, record and register certificates for the common shares of the Trust either upon the original issue of the shares or by reason of transfer of the shares.
RESOLVED,	that this appointment shall apply to making transfers from time to time upon the books of the Trust of such certificates of such common shares as may be surrendered for transfer properly endorsed and to the countersigning of new certificates issued in lieu thereof and to the registration of such certificates, signed by or bearing the facsimile signatures of the proper officers of the Trust.
RESOLVED,	that the Transfer Agent may rely on certifications of the Officers of the Trust as to proceedings or facts in connection with the action of the security holders and trustees of the Trust. The Transfer Agent is authorized and directed, until otherwise instructed in writing by the Trust, to issue, countersign and register in the course of its duties certificates for such common shares bearing the signatures of officers of the Trust whether such persons remain incumbent or not. All such certificates, whether issued prior or subsequent to the change of status of such officers, shall be recognized by this Trust from the date of issuance thereof as valid and binding certificates of Common Shares of this Trust in all respects.
RESOLVED,	that any officer of the Trust is authorized from time to time to give the Transfer Agent instructions as to the transfer or non-transfer of particular shares or certificates or as to the affixing or refraining from affixing legends upon particular certificates or as to the refusing to permit any security holder to inspect the list of security holders of the company.
RESOLVED,	that the Board hereby approves and authorizes the Officers of the Trust to enter into the proposed Transfer and Dividend Disbursing Agency and Registrar Agreement between EquiServe Trust Company, N.A. and the Trust, on behalf of the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust.
RESOLVED,	that the Officers of the Trust are and each of them singly is, hereby authorized on behalf of this Trust, to negotiate execute and deliver any additional necessary documentation with the Transfer Agent, containing such terms and conditions, as the officer or officers so acting may by his or their execution thereof approve.
RESOLVED,	that the Board hereby approves and authorizes the Officers of the Trust to enter into the proposed Dividend Reinvestment Plan between Equiserve Trust Company, N.A. and the Trust, on behalf of the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust.
RESOLVED,	that the Board hereby approve, and authorize the Officers of the Trust to enter into, an Agreement for Fund Accounting Services, Administrative Services, Transfer Agency Services and Custody Services Procurement between Federated Services Company and the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust, provided that FServ will provide fund accounting, administrative and custody services procurement only under such agreement.
RESOLVED,	that the Board hereby authorize the Officers of the Trust to name appropriate personnel with regard to the authorizations and proper instructions to the Fund Accountant, Transfer and Dividend Disbursing Agent and Registrar, substantially in the form provided to the Board and to be filed with the records of the Trust.
RESOLVED,	that the Board hereby approves, and authorizes the officers of the Trust, to enter into, the Custodian Contract between State Street Bank and Trust Company and the Trust.
RESOLVED,	that the Board hereby authorizes and approves the use by the Custodian of Depository Trust Company and the Federal Reserve Book-Entry System as securities depositories for the Trust as specified in the Custodian Contract between the Custodian and the Trust.
RESOLVED,	that the Board hereby approves the use of the following municipal book-entry systems for the Trust, as specified in the Custodian Contract between the Custodian and the Trust:

Bank of America; and

The Bank of New York.

RESOLVED,	that Arthur L. Cherry, J. Christopher Donahue, Edward C. Gonzales, and John W. McGonigle are each approved to be authorized signers and, in conjunction with Emily H. Emigh, are each approved to name appropriate personnel with regard to the authorization and proper instructions to the Custodian.
RESOLVED,	that Arthur L. Cherry, J. Christopher Donahue and John W. McGonigle shall collectively be called the API Oversight Committee, which shall be approved to authorize appropriate personnel to provide authorization and proper instructions to the Fund Accountant, Transfer Agent, Dividend Disbursing Agent and Registrar.
RESOLVED,	that the Board hereby approves the establishment of a Valuation Committee, comprised of the Treasurer of the Trust, the Chief Compliance Officer, General Counsel and the Chief Investment Officers of Federated, and authorizes the Valuation Committee to establish procedures and take any other action necessary or appropriate to carry out all responsibilities delegated to it by the Board.
RESOLVED,	that the Board hereby approves the delegation to the Valuation Committee of the following responsibilities relating to pricing of the Trust’s portfolio securities and NAV calculations for the Trust’s shares:

Review the written pricing policy at least annually. Draft amendments to the pricing policy and pricing procedures as required ensuring all securities are priced in accordance with applicable regulations.

Select pricing services. Review annual due diligence reports on the pricing services. (The Treasurer and the Chief Compliance Officer would make decisions regarding the selection of pricing services. The Chief Compliance Officer would serve in an advisory capacity for these decisions.)

Review all pricing procedures, including those performed by the Trust’s accountants at State Street at least annually to ensure the procedures are comprehensive and that they comply with the pricing policy.

Review the price exception procedures at least annually and make changes as needed. Monitor the price exception process used by Federated Investment Management Company, the Adviser to the Trust, to challenge the accuracy of prices received from vendors. Sign price exception forms.

Verify that prospectus disclosure accurately reflects the pricing policy and procedures.

Verify that action taken with regard to net asset value errors is in accordance with Federated’s written policy.

RESOLVED,	that the Board hereby approves the delegation to the Valuation Committee, to the extent consistent with the 1940 Act, of the authority to establish and apply procedures and methodologies for determining in good faith the fair value of securities for which market quotations are not readily available.
RESOLVED,	that the Board hereby approves the use of the Fair Valuation Worksheet for use in determining the fair value of a security, to be reviewed annually by the Board.
RESOLVED,	that the Board hereby approves procedures for determining fair value of portfolio securities, to be reviewed annually by the Board.
RESOLVED,	that the Board hereby determines that the fair value of securities approved by the Valuation Committee during each quarter will be reviewed and ratified by the Audit Committee of the Trust at each regular meeting.
RESOLVED,	that pursuant to the Exemptive Orders from Sections 17(a)(1) and 17(a)(2) of the 1940 Act issued to the Federated Funds by the SEC, the Board hereby affirms that any purchase or sale transaction covered by the Exemptive Orders shall be effected in accordance with the procedure reviewed at this meeting.
RESOLVED,	that pursuant to the Exemptive Order from the provisions of Sections 18(f) and 21(b) of the 1940 Act, under Section 12(d)(1)(J) from Section 12(d)(1), under Sections 6(c) and 17(b) from Sections 17(a)(1) and 17(a)(3) and under Section 17(d) and Rule 17d-1 (and such other sections that may be appropriate or necessary) to permit certain joint arrangements thereunder, issued to the Trust by the SEC, the Board hereby affirms that the interfund lending program will be administered in accordance with the procedures reviewed and adopted at this meeting.
RESOLVED,	that the Board hereby authorizes the filing of an Application (and all amendments thereto) pursuant to Sections 6(c), 12(d)(1)(J) and 17(b) of the 1940 Act with the SEC for exemptive relief from the provisions of Section 17(a) and Section 12(d)(1) (and such other sections has may be appropriate or necessary) of the 1940 Act to permit the Funds to invest in their own Funds and Federated Funds, as well as any other affiliated or unaffiliated funds, and in securities directly, without requiring an advisory fee waiver.
RESOLVED,	that the Board hereby approves the procedures employed to determine that the commissions paid by the Trust to an affiliated broker meet the standard set forth in Rule 17e-1 of the Investment Company Act of 1940.
RESOLVED,	that the Board, pursuant to the exemption in Rule 17a-7(e), hereby affirms that any purchase or sale transactions between affiliated funds shall be effected in accordance with the procedure reviewed at this meeting. Records of such compliance shall be maintained as required by Rule 17a-7.
RESOLVED,	that, pursuant to Rule 10f-3, the Board hereby affirms that any purchase covered by Section 10f of the Investment Company Act of 1940, shall be effected in accordance with the procedure reviewed at this meeting and filed with the records of the Trust.
RESOLVED,	that the Board hereby authorizes the manager of the Trust to determine the liquidity of interest-only and principal-only mortgage-backed securities issued or guaranteed by the United States government or its agencies or instrumentalities, any municipal lease securities or any restricted securities eligible for resale under Rule 144A, in accordance with the guidelines, procedures and reporting requirements established in the Guidelines for the Determination of the Liquidity of Certain Securities as reviewed at this meeting.
RESOLVED,	that any 4(2) commercial paper held by the Trust will be treated as a liquid security, provided that:
(a)	the 4(2) commercial paper qualifies as an “Eligible Security” and not an “Unrated Security” as defined in Rule 2a-7 under the 1940 Act;
(b)	the 4(2) commercial paper is issued in minimum denominations of $500,000 or more and the issuer (or guarantor) of the 4(2) commercial paper appears on the Trust’s approved list of commercial paper issuers;
(c)	there is at least one dealer for the 4(2) commercial paper that is a nationally recognized bank or securities firm and the normal bid/asked spread for the commercial paper does not exceed five basis points; and
(d)	the investment adviser does not otherwise determine that the 4(2) commercial paper is illiquid.
RESOLVED,	that the investment adviser shall indicate on the Trust’s approved list of commercial paper issuers submitted to the Board at each meeting any issuer of 4(2) commercial paper and specifically discuss any 4(2) commercial paper determined by the adviser to be illiquid.
RESOLVED,	that pursuant to the requirements of Rule 22c-1(b) of the Investment Company Act of 1940, the Board hereby determines that the current net asset value of each share of each of the series of the Trust be calculated on the days and times as set forth in the Trust's Registration Statement on Form N-2.
RESOLVED,	that the Board hereby approves the following primary vendor sources for use by Federated Services Company:

Bridge Information Systems

FRI Corporation

Interactive Data Corporation (IDC)

Standard & Poor’s/J.J. Kenny

Merrill Lynch Securities Pricing Service

Muller Data Corporation

Reuters America, Inc.

RESOLVED,	that the Board hereby delegates to Federated Services Company the authority, from time to time, to choose other pricing services providers as circumstances warrant, such changes to be reviewed and ratified by the Trust’s Audit Committee.
RESOLVED,	that the Board hereby delegates to the Adviser of the Trust, currently or at any time in the future in existence, subject to the procedures reviewed at this meeting, all power and authority to exercise any voting rights that a series may have with respect to any securities held by such series.
RESOLVED,	that the Board authorizes the Adviser to rely on third-party information and recommendations, in addition to any proxy statement or other information provided by a proponent, in determining how to exercise such voting rights.
RESOLVED,	that the Board hereby approves the Trust’s participation in Federated’s fidelity bond and the D&O/E&O insurance coverage through September 30, 2003.
RESOLVED,	that the Board hereby: determines that the $70,000,000 fidelity bond program and the $100,000,000 D&O/E&O insurance program, as presented at this meeting and filed with the records of the Trust, have a valid business purpose and are in the best interest of the Trust; approves the allocation of premiums as presented; and determines that the fidelity bond is adequate for protection of shareholders, pursuant to Rule 17g-1
RESOLVED,	that the Board hereby authorizes Federated to purchase additional insurance coverage as needed to comply with Rule 17g-1 under the 1940 Act.
RESOLVED,	that in all other respects, the Board hereby affirms the Fidelity Bond as a joint insured bond.
RESOLVED,	that the Board hereby authorizes the Officers of the Trust to enter into a Joint Insured Agreement among the parties named as insureds in the Bond covering larceny and embezzlement by officers and employees of the insured parties, relating to the sharing of any recovery under the Bond, to be dated as of the commencement of coverage under the insurance program as presented at this meeting.
RESOLVED,	that the Secretary or Assistant Secretary of the Trust be and hereby is hereafter designated as the Officer required to make the filings and give the notices required by Paragraph (g) of Rule 17g-1.
RESOLVED,	that the Board hereby authorizes and approves amendments to the D&O/E&O Insurance policies during the upcoming policy year to include in the coverage new Trusts as of the date each Trust is declared effective by the SEC, and new portfolios or classes as of the date each is declared effective by the SEC, provided that the Board of each authorizes and approves: (1) the addition of each to the D&O/E&O policies; and (2) the payment of such fund’s premiums, if any, for such D&O/E&O policies until the new contract year, when they will be included in the allocation formula heretofore approved by the Board.
RESOLVED,	that the Board hereby authorizes John A. Barrett, J. Christopher Donahue or John W. McGonigle to sign the following insurance-related documents on behalf of the Trust: Applications; Approval of Invoices; and Letters of Representation and Warranty.
RESOLVED,	that the Board hereby approves Fidelity Bond coverage for the Trust and payment of a premium as of the date the Trust’s Registration Statement is declared effective.
RESOLVED,	that the Board hereby approves the Trust’s membership in the ICI and the proposed method of allocating dues among various Federated-related entities.

RESOLVED, that the Board, pursuant to SEC requirements, hereby affirms the use of the forms of repurchase agreements with those approved repurchase agreement counterparties designated by the Adviser, as discussed at this meeting.

RESOLVED,	that the Board hereby approves as subcustodians for third party repurchase agreements:

The Bank of New York; and

JP Morgan Chase Bank.

RESOLVED,	that the Board hereby approves the Repurchase Agreement Dealers and Banks as the dealers and banks with whom the Trust is authorized to enter into repurchase transactions.
RESOLVED,	that unless otherwise amended, supplemented or rescinded by the Board prior to the applicable Record Date, the Board adopts the calendar of dates for calendar year 2003, as presented at this meeting, establishing the Record, Ex- and Payable Dates on which the Trust shall (1) determine the shareholders of record entitled to receive, (2) determine their net asset value after giving effect to, and (3) pay to such record shareholders dividends to be declared by the Board at its regular meetings or by unanimous written consent during such calendar year.

FURTHER RESOLVED, that all dividends declared on Common Shares shall be reinvested in additional shares of the same class on the “Ex-Date” unless the record shareholder elects to be paid in cash.

RESOLVED,	that the Board hereby declares capital gains dividends on each class of shares of the Trust in the amounts determined in the manner set forth below:

The Treasurer shall determine (using current projections and estimates), for each excise tax and income tax year of the Trust the net capital gain and net investment company taxable income (after giving effect to all dividends declared and distributions paid or authorized by the Board to be paid to shareholders during such excise tax or income tax year, as the case may be, hereinafter referred to as “Distributable Gains”) per share of the Trust as determined under federal income and excise tax rules using standard conventions;

The amount of the dividend for each class of shares shall equal the amount of Distributable Gains of such class so determined by the Treasurer for such period; and

The Treasurer shall report the amount of capital gains dividends so determined for each class of shares in the Quarterly Dividend Schedule presented at each regular Board meeting.

FURTHER RESOLVED, that each excise tax and income tax year, the Board will specify the record dates for determining the shareholders entitled to receive the dividends declared in the foregoing resolution and the date on which such dividends shall be paid to such record shareholders.

FURTHER RESOLVED, that the foregoing dividend resolutions shall remain in effect except to the extent they are hereafter amended, supplemented or rescinded by the Board, provided, however, that no such amendment, supplement or rescission shall affect any dividend for which the Dividend Record Date has occurred prior to the time of such amendment, supplement or rescission.

RESOLVED,	that the Board hereby approves the Privacy Policy of the Trust substantially in the form provided, with Officer authorization to make such other necessary and appropriate changes.
RESOLVED,	that the Board hereby authorizes the Officers of the Trust to provide notice of its Privacy Policy to Fund shareholders.
RESOLVED,	that the Board hereby approve the anti-money laundering program for the Trust, on behalf of the Trust.
RESOLVED,	that all actions heretofore taken by the officers of the Trust or their respective agents in connection with the foregoing matters be, and the same hereby are, ratified, approved, adopted and confirmed in all respects.
RESOLVED,	that the proper officers of the Trust be, and they hereby are, authorized and directed to take such additional actions, to make such further determinations, to pay such fees, expenses and costs and to execute and deliver such additional instruments as any of them may deem necessary or appropriate to carry into effect the foregoing resolutions.

WITNESS the due execution hereof this 19th day of December, 2002.

/s/ John W. McGonigle

John W. McGonigle

Secretary

FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND

CERTIFICATION

The undersigned, Secretary of Federated Premier Intermediate Municipal Income Fund (the "Trust"), hereby certifies that the following resolutions were duly adopted by the Board of Trustees of the Trust on November 14, 2002, substantially and materially as follows and that said resolutions have not been amended or rescinded:

RESOLVED,	that the Board hereby recommends to shareholders that authority be vested in the Trustees to determine, in their sole discretion, and subject to any regulatory limitations, to invest all of the assets of the Trust in another investment company having the same investment objective and substantially the same investment policies and restrictions as those of the Trust in order to achieve the investment objective of the Trust.
RESOLVED,	that in accordance with Article VI, Section 6.1, of the Agreement and Declaration of Trust, the initial series of shares of beneficial interest of the Trust be, and hereby are, established and designated as Common Shares.
RESOLVED,	that the Board hereby ratifies the Bylaws of the Trust in the form filed with the records of the Trust.
RESOLVED,	that the Secretary of the Trust, to be elected at this Meeting, is authorized and directed to insert a copy of these bylaws in the books of record of the Trust and to cause a copy to be kept at the principal executive office of the Trust for the transaction of its business.
RESOLVED,	that the Board hereby ratifies the filing with the SEC of a Notification of Registration on Form N-8A, pursuant to the 1940 Act, and also ratifies the filing on Form N-2 of the Registration Statement of the Trust, with the SEC, covering the sale and issuance of an unlimited number of Common Shares, $0.01 par value, both in the forms filed with the records of the Trust.
RESOLVED,	that the Board hereby authorizes and approves that the fiscal year of the Trust shall be the period of twelve months ending on the last day of November in each calendar year.
RESOLVED,	that the Board hereby adopts the Code and related Procedures for the Trust, as discussed at this meeting, based on its determination that the Code contains provisions reasonably necessary to prevent access persons from violating the anti-fraud provisions of Rule 17j-1.
RESOLVED,	that the Board hereby consider and approve the standard resolutions to complete all necessary filings with the Securities and Exchange Commission, the Internal Revenue Service, Blue Sky and all other applicable organizations pertinent to the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust.
RESOLVED,	that the Board hereby ratifies the determination of the Officer of the Trust that it is in the best interests of the Trust to list the Common Shares and cause the Trust to be admitted to trading on the New York Stock Exchange (“NYSE”) and the authorization to take, or cause to be taken, all actions necessary or advisable to effect the listing and trading of the Common Shares on the NYSE, including the preparation, execution and filing of all necessary applications, documents, forms and agreements with the NYSE and the SEC, the payment by the Trust of filing, listing or application fees, the preparation of temporary and permanent certificates for the Common Shares, and the appearance of any such officer before NYSE officials and the authorization to issue any unissued shares, pursuant to the Trust’s dividend reinvestment plan and authorize that such shares be listed on the NYSE and be covered by the Trust’s application.
RESOLVED,	that the Board hereby approve any necessary blue sky filings, substantially in the form provided to the Board and to be filed with the records of the Trust.
RESOLVED,	that the principal offices of the Trust be established and maintained at 5800 Corporate Drive, Pittsburgh, PA 15237-7000.
RESOLVED,	that Thomas J. Donnelly is hereby appointed to serve as Counsel for the Trust, to serve at the pleasure of the Board.
RESOLVED,	that Dickstein Shapiro Morin & Oshinsky LLP is hereby appointed to serve as Special Counsel for the Trust, to serve at the pleasure of the Board.
RESOLVED,	that the Board hereby determines that Dickstein Shapiro Morin & Oshinsky LLP is independent within the meaning of Rule 0-1(a) 6 under the 1940 Act.
RESOLVED,	that the Board hereby authorizes the Officers of the Trust to sell an indefinite number of shares of beneficial interest of the Trust, currently or at any time in the future in existence, subject to the receipt of the net asset value for such shares including authorization to sell shares of beneficial interest of the Trust to the underwriters pursuant to the Purchase Agreement authorized below at the public offering price of $15 per share, less the underwriting discount to be provided in the Purchase Agreement.
RESOLVED,	that the Secretary and Treasurer of the Trust are hereby authorized to cause the sale and issuance of shares of beneficial interest.
RESOLVED,	that the Trust may issue certificates for shares of beneficial interest of the Trust, provided that the form of such certificates will be filed with the records of the Trust.
RESOLVED,	that, in connection with the issuance of replacements of share certificates (should any be issued) for over ten shares of any series or class of the Trust which have been lost, stolen or destroyed, the Trust authorizes its Transfer Agent to receive and approve an affidavit and indemnity agreement executed by the registered holder (or his legal representative) of a missing or destroyed certificate with the assumption of risk duly executed by a surety company authorized to do business in the State of Delaware and issued under a blanket bond of indemnity currently in force on behalf of the Transfer Agent and all corporations or associations for which it may be acting as transfer agent or in other capacities.
RESOLVED,	that, in connection with the issuance of replacements of share certificates (should any be issued) for ten shares or less of any series or class of the Trust which have been lost, stolen or destroyed, the Transfer Agent is authorized to accept an affidavit and indemnity agreement without surety in such form as it deems appropriate indemnifying the Transfer Agent and the Trust for the issuance of such replacement share certificates.
RESOLVED,	that, in connection with the issuance of replacements of share certificates (should any be issued) of any series or class of the Trust which have been lost in transit, the Trust authorizes its Transfer Agent to receive and approve such form of affidavit of loss executed by the registered holder (or its legal representative) of the lost certificate with the assumption of liability issued by a surety company authorized to do business in the State of Delaware and issued in conjunction with a First Class Mail Bond on the Transfer Agent and all corporations or associations for which it may be acting as Transfer Agent or in other capacities.
RESOLVED,	that, when the Transfer Agent shall have received and approved an affidavit and indemnity agreement executed by the registered holder (or his legal representative or agent) of a missing or destroyed share certificate with the assumption of liability duly executed by a surety company authorized to do business in the State of Delaware, said Transfer Agent is authorized to issue and countersign a replacement for said share certificate without further approval of the Officers of the Trust or the Board.
RESOLVED,	that the Regular Meetings of the Trust shall be held on (1) the 15th day of the months of February, May, August and November in each year, or if any such day is a Saturday or Sunday or legal holiday, the next business day following, or (2) on such other dates as may be determined by the Board or the Executive Committee, said meetings to be held at the offices of the Trust, Pittsburgh, Pennsylvania, or at such other place as may be determined by the Board or the Executive Committee.
RESOLVED,	that the following persons are hereby elected to serve as the Officers of the Trust for the respective terms provided for in the Bylaws of the Trust:

Chairman: John F. Donahue

President: J. Christopher Donahue

Chief Investment Officer: William D. Dawson, III

Executive Vice Presidents: Edward C. Gonzales

John W. McGonigle

Senior Vice President: Mary Jo Ochson

Vice Presidents: Richard B. Fisher

Treasurer: Richard J. Thomas

Assistant Treasurers: Keith A. Antle

Deborah M. Molini

Secretary: John W. McGonigle

Assistant Secretary: G. Andrew Bonnewell

Leslie K. Ross

Nelson W. Winter

Todd P. Zerega

RESOLVED,	that the following persons are hereby elected to serve as the Executive Committee until the election and qualification of their successors:

John F. Donahue

John E. Murray, Jr.

RESOLVED,	that the following persons are hereby appointed to serve as an Audit Committee (composed of Disinterested Board Members of the Trust):

Thomas G. Bigley

John T. Conroy, Jr.

Nicholas P. Constantakis

Charles F. Mansfield, Jr.

RESOLVED,	that Ernst & Young LLP are hereby selected as Independent Auditors for the Trust's first fiscal year.
RESOLVED,	that the Board hereby approves and authorizes the Officers of the Trust to enter into the proposed Investment Management Agreement between Federated Investment Management Company and the Trust, on behalf of the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust.
RESOLVED,	that the Board hereby recommends to shareholders of the Trust the approval of the Investment Management Agreement between Federated Investment Management Company and the Trust.
RESOLVED,	that the Board hereby approves and authorizes the Officers of the Trust to enter into the proposed Purchase Agreement between Merrill Lynch, Pierce, Fenner & Smith and the other underwriters to be named therein, and the Trust, on behalf of the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust, to determine the number of Common Shares to be sold thereunder and the underwriting discount, and to take all actions deemed necessary or advisable to effect the sale of such Common Shares and otherwise perform the obligation of the Trust thereunder.
RESOLVED,	that the Board hereby appoints EquiServe Trust Company, N.A. (hereinafter called the “Transfer Agent”), as Transfer Agent and Registrar to issue, countersign, record and register certificates for the common shares of the Trust either upon the original issue of the shares or by reason of transfer of the shares.
RESOLVED,	that this appointment shall apply to making transfers from time to time upon the books of the Trust of such certificates of such common shares as may be surrendered for transfer properly endorsed and to the countersigning of new certificates issued in lieu thereof and to the registration of such certificates, signed by or bearing the facsimile signatures of the proper officers of the Trust.
RESOLVED,	that the Transfer Agent may rely on certifications of the Officers of the Trust as to proceedings or facts in connection with the action of the security holders and trustees of the Trust. The Transfer Agent is authorized and directed, until otherwise instructed in writing by the Trust, to issue, countersign and register in the course of its duties certificates for such common shares bearing the signatures of officers of the Trust whether such persons remain incumbent or not. All such certificates, whether issued prior or subsequent to the change of status of such officers, shall be recognized by this Trust from the date of issuance thereof as valid and binding certificates of Common Shares of this Trust in all respects.
RESOLVED,	that any officer of the Trust is authorized from time to time to give the Transfer Agent instructions as to the transfer or non-transfer of particular shares or certificates or as to the affixing or refraining from affixing legends upon particular certificates or as to the refusing to permit any security holder to inspect the list of security holders of the company.
RESOLVED,	that the Board hereby approves and authorizes the Officers of the Trust to enter into the proposed Transfer and Dividend Disbursing Agency and Registrar Agreement between EquiServe Trust Company, N.A. and the Trust, on behalf of the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust.
RESOLVED,	that the Officers of the Trust are and each of them singly is, hereby authorized on behalf of this Trust, to negotiate execute and deliver any additional necessary documentation with the Transfer Agent, containing such terms and conditions, as the officer or officers so acting may by his or their execution thereof approve.
RESOLVED,	that the Board hereby approves and authorizes the Officers of the Trust to enter into the proposed Dividend Reinvestment Plan between Equiserve Trust Company, N.A. and the Trust, on behalf of the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust.
RESOLVED,	that the Board hereby approve, and authorize the Officers of the Trust to enter into, an Agreement for Fund Accounting Services, Administrative Services, Transfer Agency Services and Custody Services Procurement between Federated Services Company and the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust, provided that FServ will provide fund accounting, administrative and custody services procurement only under such agreement.
RESOLVED,	that the Board hereby authorize the Officers of the Trust to name appropriate personnel with regard to the authorizations and proper instructions to the Fund Accountant, Transfer and Dividend Disbursing Agent and Registrar, substantially in the form provided to the Board and to be filed with the records of the Trust.
RESOLVED,	that the Board hereby approves, and authorizes the officers of the Trust, to enter into, the Custodian Contract between State Street Bank and Trust Company and the Trust.
RESOLVED,	that the Board hereby authorizes and approves the use by the Custodian of Depository Trust Company and the Federal Reserve Book-Entry System as securities depositories for the Trust as specified in the Custodian Contract between the Custodian and the Trust.
RESOLVED,	that the Board hereby approves the use of the following municipal book-entry systems for the Trust, as specified in the Custodian Contract between the Custodian and the Trust:

Bank of America; and

The Bank of New York.

RESOLVED,	that Arthur L. Cherry, J. Christopher Donahue, Edward C. Gonzales, and John W. McGonigle are each approved to be authorized signers and, in conjunction with Emily H. Emigh, are each approved to name appropriate personnel with regard to the authorization and proper instructions to the Custodian.
RESOLVED,	that Arthur L. Cherry, J. Christopher Donahue and John W. McGonigle shall collectively be called the API Oversight Committee, which shall be approved to authorize appropriate personnel to provide authorization and proper instructions to the Fund Accountant, Transfer Agent, Dividend Disbursing Agent and Registrar.
RESOLVED,	that the Board hereby approves the establishment of a Valuation Committee, comprised of the Treasurer of the Trust, the Chief Compliance Officer, General Counsel and the Chief Investment Officers of Federated, and authorizes the Valuation Committee to establish procedures and take any other action necessary or appropriate to carry out all responsibilities delegated to it by the Board.
RESOLVED,	that the Board hereby approves the delegation to the Valuation Committee of the following responsibilities relating to pricing of the Trust’s portfolio securities and NAV calculations for the Trust’s shares:

Review the written pricing policy at least annually. Draft amendments to the pricing policy and pricing procedures as required ensuring all securities are priced in accordance with applicable regulations.

Select pricing services. Review annual due diligence reports on the pricing services. (The Treasurer and the Chief Compliance Officer would make decisions regarding the selection of pricing services. The Chief Compliance Officer would serve in an advisory capacity for these decisions.)

Review all pricing procedures, including those performed by the Trust’s accountants at State Street at least annually to ensure the procedures are comprehensive and that they comply with the pricing policy.

Review the price exception procedures at least annually and make changes as needed. Monitor the price exception process used by Federated Investment Management Company, the Adviser to the Trust, to challenge the accuracy of prices received from vendors. Sign price exception forms.

Verify that prospectus disclosure accurately reflects the pricing policy and procedures.

Verify that action taken with regard to net asset value errors is in accordance with Federated’s written policy.

RESOLVED,	that the Board hereby approves the delegation to the Valuation Committee, to the extent consistent with the 1940 Act, of the authority to establish and apply procedures and methodologies for determining in good faith the fair value of securities for which market quotations are not readily available.
RESOLVED,	that the Board hereby approves the use of the Fair Valuation Worksheet for use in determining the fair value of a security, to be reviewed annually by the Board.
RESOLVED,	that the Board hereby approves procedures for determining fair value of portfolio securities, to be reviewed annually by the Board.
RESOLVED,	that the Board hereby determines that the fair value of securities approved by the Valuation Committee during each quarter will be reviewed and ratified by the Audit Committee of the Trust at each regular meeting.
RESOLVED,	that pursuant to the Exemptive Orders from Sections 17(a)(1) and 17(a)(2) of the 1940 Act issued to the Federated Funds by the SEC, the Board hereby affirms that any purchase or sale transaction covered by the Exemptive Orders shall be effected in accordance with the procedure reviewed at this meeting.
RESOLVED,	that pursuant to the Exemptive Order from the provisions of Sections 18(f) and 21(b) of the 1940 Act, under Section 12(d)(1)(J) from Section 12(d)(1), under Sections 6(c) and 17(b) from Sections 17(a)(1) and 17(a)(3) and under Section 17(d) and Rule 17d-1 (and such other sections that may be appropriate or necessary) to permit certain joint arrangements thereunder, issued to the Trust by the SEC, the Board hereby affirms that the interfund lending program will be administered in accordance with the procedures reviewed and adopted at this meeting.
RESOLVED,	that the Board hereby authorizes the filing of an Application (and all amendments thereto) pursuant to Sections 6(c), 12(d)(1)(J) and 17(b) of the 1940 Act with the SEC for exemptive relief from the provisions of Section 17(a) and Section 12(d)(1) (and such other sections has may be appropriate or necessary) of the 1940 Act to permit the Funds to invest in their own Funds and Federated Funds, as well as any other affiliated or unaffiliated funds, and in securities directly, without requiring an advisory fee waiver.
RESOLVED,	that the Board hereby approves the procedures employed to determine that the commissions paid by the Trust to an affiliated broker meet the standard set forth in Rule 17e-1 of the Investment Company Act of 1940.
RESOLVED,	that the Board, pursuant to the exemption in Rule 17a-7(e), hereby affirms that any purchase or sale transactions between affiliated funds shall be effected in accordance with the procedure reviewed at this meeting. Records of such compliance shall be maintained as required by Rule 17a-7.
RESOLVED,	that, pursuant to Rule 10f-3, the Board hereby affirms that any purchase covered by Section 10f of the Investment Company Act of 1940, shall be effected in accordance with the procedure reviewed at this meeting and filed with the records of the Trust.
RESOLVED,	that the Board hereby authorizes the manager of the Trust to determine the liquidity of interest-only and principal-only mortgage-backed securities issued or guaranteed by the United States government or its agencies or instrumentalities, any municipal lease securities or any restricted securities eligible for resale under Rule 144A, in accordance with the guidelines, procedures and reporting requirements established in the Guidelines for the Determination of the Liquidity of Certain Securities as reviewed at this meeting.
RESOLVED,	that any 4(2) commercial paper held by the Trust will be treated as a liquid security, provided that:
(a)	the 4(2) commercial paper qualifies as an “Eligible Security” and not an “Unrated Security” as defined in Rule 2a-7 under the 1940 Act;
(b)	the 4(2) commercial paper is issued in minimum denominations of $500,000 or more and the issuer (or guarantor) of the 4(2) commercial paper appears on the Trust’s approved list of commercial paper issuers;
(c)	there is at least one dealer for the 4(2) commercial paper that is a nationally recognized bank or securities firm and the normal bid/asked spread for the commercial paper does not exceed five basis points; and
(d)	the investment adviser does not otherwise determine that the 4(2) commercial paper is illiquid.
RESOLVED,	that the investment adviser shall indicate on the Trust’s approved list of commercial paper issuers submitted to the Board at each meeting any issuer of 4(2) commercial paper and specifically discuss any 4(2) commercial paper determined by the adviser to be illiquid.
RESOLVED,	that pursuant to the requirements of Rule 22c-1(b) of the Investment Company Act of 1940, the Board hereby determines that the current net asset value of each share of each of the series of the Trust be calculated on the days and times as set forth in the Trust's Registration Statement on Form N-2.
RESOLVED,	that the Board hereby approves the following primary vendor sources for use by Federated Services Company:

Bridge Information Systems

FRI Corporation

Interactive Data Corporation (IDC)

Standard & Poor’s/J.J. Kenny

Merrill Lynch Securities Pricing Service

Muller Data Corporation

Reuters America, Inc.

RESOLVED,	that the Board hereby delegates to Federated Services Company the authority, from time to time, to choose other pricing services providers as circumstances warrant, such changes to be reviewed and ratified by the Trust’s Audit Committee.
RESOLVED,	that the Board hereby delegates to the Adviser of the Trust, currently or at any time in the future in existence, subject to the procedures reviewed at this meeting, all power and authority to exercise any voting rights that a series may have with respect to any securities held by such series.
RESOLVED,	that the Board authorizes the Adviser to rely on third-party information and recommendations, in addition to any proxy statement or other information provided by a proponent, in determining how to exercise such voting rights.
RESOLVED,	that the Board hereby approves the Trust’s participation in Federated’s fidelity bond and the D&O/E&O insurance coverage through September 30, 2003.
RESOLVED,	that the Board hereby: determines that the $70,000,000 fidelity bond program and the $100,000,000 D&O/E&O insurance program, as presented at this meeting and filed with the records of the Trust, have a valid business purpose and are in the best interest of the Trust; approves the allocation of premiums as presented; and determines that the fidelity bond is adequate for protection of shareholders, pursuant to Rule 17g-1
RESOLVED,	that the Board hereby authorizes Federated to purchase additional insurance coverage as needed to comply with Rule 17g-1 under the 1940 Act.
RESOLVED,	that in all other respects, the Board hereby affirms the Fidelity Bond as a joint insured bond.
RESOLVED,	that the Board hereby authorizes the Officers of the Trust to enter into a Joint Insured Agreement among the parties named as insureds in the Bond covering larceny and embezzlement by officers and employees of the insured parties, relating to the sharing of any recovery under the Bond, to be dated as of the commencement of coverage under the insurance program as presented at this meeting.
RESOLVED,	that the Secretary or Assistant Secretary of the Trust be and hereby is hereafter designated as the Officer required to make the filings and give the notices required by Paragraph (g) of Rule 17g-1.
RESOLVED,	that the Board hereby authorizes and approves amendments to the D&O/E&O Insurance policies during the upcoming policy year to include in the coverage new Trusts as of the date each Trust is declared effective by the SEC, and new portfolios or classes as of the date each is declared effective by the SEC, provided that the Board of each authorizes and approves: (1) the addition of each to the D&O/E&O policies; and (2) the payment of such fund’s premiums, if any, for such D&O/E&O policies until the new contract year, when they will be included in the allocation formula heretofore approved by the Board.
RESOLVED,	that the Board hereby authorizes John A. Barrett, J. Christopher Donahue or John W. McGonigle to sign the following insurance-related documents on behalf of the Trust: Applications; Approval of Invoices; and Letters of Representation and Warranty.
RESOLVED,	that the Board hereby approves Fidelity Bond coverage for the Trust and payment of a premium as of the date the Trust’s Registration Statement is declared effective.
RESOLVED,	that the Board hereby approves the Trust’s membership in the ICI and the proposed method of allocating dues among various Federated-related entities.
RESOLVED,	that the Board, pursuant to SEC requirements, hereby affirms the use of the forms of repurchase agreements with those approved repurchase agreement counterparties designated by the Adviser, as discussed at this meeting.
RESOLVED,	that the Board hereby approves as subcustodians for third party repurchase agreements:

The Bank of New York; and

JP Morgan Chase Bank.

RESOLVED,	that the Board hereby approves the Repurchase Agreement Dealers and Banks as the dealers and banks with whom the Trust is authorized to enter into repurchase transactions.
RESOLVED,	that unless otherwise amended, supplemented or rescinded by the Board prior to the applicable Record Date, the Board adopts the calendar of dates for calendar year 2003, as presented at this meeting, establishing the Record, Ex- and Payable Dates on which the Trust shall (1) determine the shareholders of record entitled to receive, (2) determine their net asset value after giving effect to, and (3) pay to such record shareholders dividends to be declared by the Board at its regular meetings or by unanimous written consent during such calendar year.

FURTHER RESOLVED, that all dividends declared on Common Shares shall be reinvested in additional shares of the same class on the “Ex-Date” unless the record shareholder elects to be paid in cash.

RESOLVED,	that the Board hereby declares capital gains dividends on each class of shares of the Trust in the amounts determined in the manner set forth below:

The Treasurer shall determine (using current projections and estimates), for each excise tax and income tax year of the Trust the net capital gain and net investment company taxable income (after giving effect to all dividends declared and distributions paid or authorized by the Board to be paid to shareholders during such excise tax or income tax year, as the case may be, hereinafter referred to as “Distributable Gains”) per share of the Trust as determined under federal income and excise tax rules using standard conventions;

The amount of the dividend for each class of shares shall equal the amount of Distributable Gains of such class so determined by the Treasurer for such period; and

The Treasurer shall report the amount of capital gains dividends so determined for each class of shares in the Quarterly Dividend Schedule presented at each regular Board meeting.

FURTHER RESOLVED, that each excise tax and income tax year, the Board will specify the record dates for determining the shareholders entitled to receive the dividends declared in the foregoing resolution and the date on which such dividends shall be paid to such record shareholders.

FURTHER RESOLVED, that the foregoing dividend resolutions shall remain in effect except to the extent they are hereafter amended, supplemented or rescinded by the Board, provided, however, that no such amendment, supplement or rescission shall affect any dividend for which the Dividend Record Date has occurred prior to the time of such amendment, supplement or rescission.

RESOLVED,	that the Board hereby approves the Privacy Policy of the Trust substantially in the form provided, with Officer authorization to make such other necessary and appropriate changes.
RESOLVED,	that the Board hereby authorizes the Officers of the Trust to provide notice of its Privacy Policy to Fund shareholders.
RESOLVED,	that the Board hereby approve the anti-money laundering program for the Trust, on behalf of the Trust.
RESOLVED,	that all actions heretofore taken by the officers of the Trust or their respective agents in connection with the foregoing matters be, and the same hereby are, ratified, approved, adopted and confirmed in all respects.
RESOLVED,	that the proper officers of the Trust be, and they hereby are, authorized and directed to take such additional actions, to make such further determinations, to pay such fees, expenses and costs and to execute and deliver such additional instruments as any of them may deem necessary or appropriate to carry into effect the foregoing resolutions

.

WITNESS the due execution hereof this 19th day of December, 2002.

/s/ John W. McGonigle

John W. McGonigle

Secretary

Exhibit B

Investment Companies

Federated Premier Intermediate Municipal Income Fund

Federated Premier Municipal Income Fund

EQUISERVE TRUST COMPANY N.A.

AND

EQUISERVE, INC.

STOCK TRANSFER AGENT FEE AND SERVICE SCHEDULE FOR:

FEDERATED PREMIER MUNICIPAL INCOME FUND

EquiServe Trust Company, N.A. and Equiserve, Inc. (hereinafter referred to as “Equiserve”) will serve as Transfer Agent, Registrar, Dividend Disbursement and Reinvestment Agent for the Closed End Fund common stock issue of the FEDERATED PREMIER MUNICIPAL INCOME FUND (hereinafter referred to as “FPMIF”).

A.       TERM

The term of this fee and service schedule shall be for a period of three (3) years, commencing from the effective date of, December 19th, 2002 (the “Initial Term”).

B.	FEE FOR STANDARD SERVICES

For the standard services stated in Section C provided by EquiServe under this fee and service schedule, FPMIF will be charged as follows:

$2,500.00 Monthly Administrative Fee

$1.50 Per DRP or Cash Transaction

$4,500.00 One-Time Project Fee to Establish New Fund

Open Accounts: The terms of this fee and service schedule covers up to 1,000 Open Accounts per annum. Excess to be billed at $12.00 per account, per annum.

C.	STANDARD SERVICES

EquiServe agrees to provide the following services to FPMIF in accordance with the standard fee set forth in Section B.

Account Maintenance:

1.	Establish new fund and administer services as Transfer Agent, Registrar, Dividend Disbursement Reinvestment Agent.

2.	Maintaining shareholder accounts, including the processing of new accounts, preparation and mailing of W-9/W-8 certifications to new accounts and closing accounts.

3.	Posting and acknowledging address changes, tax ID number changes and W-9 and W-8 certification, and all other routine file maintenance adjustments.

4.	On-line remote access or web based access to shareholder database.

5.	Posting all transactions, including routine and non-routine debits and credit. To include all book or unissued shareholder transfer activity.

6.	Issuance and registration of stock certificates annually.*

7.	Researching and responding to all written shareholder and broker inquiries and phone inquiries.

8.	Daily Transfer Activity Journals reflecting ownership changes to be mailed to FPMIF at the close of each week if required.

9.	Processing all New York Window items, mail items and legal transfers.

10.	Processing Indemnity Bonds, placing certificate stop transfer orders and replacing lost certificates.

11.	Coding multiple accounts at a single household to suppress duplicate report mailings.

12.	Maintaining closed accounts.

Mailing & Report Production Services:

1.	Addressing and mailing four (4) registered shareholder reports or letters via First Class Mail per annum.

2.	Preparing two (2) full or partial shareholder reports (including Statistical Reports) as required, per annum.

3.	Preparing twelve (12) sets of shareholder labels per annum, as required.

4.	Abandoned Property Reports provided at $1,000 per report and $3.00 per respondent.

Annual Meeting Services:

1.	Preparing one (1) full stockholder list as of the Annual Meeting record date.

2.	Addressing proxy cards for registered stockholders.

3.	Enclosing and mailing proxy cards with proxy statement, annual report and postage prepaid return envelope to all registered shareholders.

4.	Preparing one (1) set of registered broker-dealer labels and one (1) list of registered brokers for the Broker Search.

5.	Receiving, opening and examining returned proxies.

6.	Writing in connection with unsigned or improperly executed proxies.

7.	Tabulating returned proxies to include an unlimited number of proposals.

8.	Providing summary reports on the Proxy Vote Tabulation status as requested.

9.	Interface with Solicitor appointed by FPMIF.

10.	Preparing one (1) final Annual Meeting list reflecting how each account has voted on each proposal.

11.	Attend the Annual Meeting as Inspector of Election.

12.	Respondent Bank Services to include:

- Processing each respondent bank omnibus proxy received.

- Mailing respondent bank search cards.

Note: all out-of-pocket expenses including overprinting proxy cards, card stock, envelopes, postage and telecopy charges will be billed as incurred.

Dividend Disbursement Services:

As Dividend Disbursing and Paying Agent, EquiServe will perform the dividend related services listed, pursuant to the following terms and conditions: Maximum number of dividends paid per year will be (12) twelve.

*All funds (monies) must be received by 11:00 a.m. Eastern Time on the Mail Date via Federal Funds Wire or EquiServe Bank Demand Deposit account debit.

1.	Preparing and mailing dividend checks to all shareholders with an additional enclosure.

2.	Providing Automated Clearinghouse Funds (ACH) services.

3.	Replacing lost dividend checks.

4.	Providing verbal verification of cashed dividend checks if requested.

5.	Processing and record keeping of accumulated uncashed dividends.

6.	Reconciling paid and outstanding dividend payments.

7.	Coding RPO/SAUK accounts to suppress mailing dividend checks to undeliverable addresses.

8.	Effecting wire transfer of funds to Depository Trust company on payable date.

9.	Preparing and filing Federal Information Returns (Form 1099-DIV) of dividends paid during the year and mailing Forms 1099-DIV to each shareholder (taxable and or non-taxable reporting).

10.	Preparing and filing State Information Returns of dividends paid during the year to shareholders resident within such State in accordance with current State Filing regulations.

11.	Preparing and filing annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-resident Aliens and mailing Forms 1042 to each foreign shareholder.

12.	Performing the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:

* Withholding tax from shareholder accounts not in compliance with the provisions of the Act.

*Reconciling and reporting taxes withheld, including additional 1099 reporting requirements, to the Internal Revenue Service.

*Responding to shareholders regarding the regulations.

*Mailing to new accounts, which have had taxes withheld, to inform them of procedures to be followed ito cease future back-up withholding.

*Annuall mailing to pre-1984 accounts for which Tax Identification Numbers (TIN) hae not yet been certified.

*Performing shareholder file adjustments to reflect TIN certifications.

Dividend Reinvestment Services:

1.	As Administrator for the Open Market and/or Original Issue Dividend Reinvestment Plan (“DRP”), EquiServe will perform the listed DRP related services:

2.	Reinvestment and/or optional cash investment transactions of DRP participants.*

3.	Processing DTC monthly reinvestments at $250.00 per finvestment, per fund.

4.	Preparing and mialing a year-to-date dividend reinvestment statement with an additional enclosure to DRP participatnts upon completion of each reinvestment.

5.	Preparing and mailing a year-to-date optional cash investment statement to participabnts upon the completion of each ivnestment.

6.	Maintaining DRP accounts and establishing new DRP accounts.

7.	Processing sale/termination requests.*

8.	Processing withdrawal requests.

9.	Providng the Fund with a Dividend Reinvestment Sujmary Report for each reinvestment and/or optional cash investment.

10.	Providing Safekeeping for DRP participant stock certificates.

11.	Researching and reponsind to shareholder inquiries regarding the Plan.

12.	Preparing and mialing Forms 1099 and Forms 1042 to DRP participants and completing related filings with the IRS.

13.	Preparing, mialing and filing Form 1099B relating to DRP sales.

Note: Depository Wire charges required to fund dividend payments will be billed to FPMIF as an expense.

D.       LIMITATIONS

The fees as stated in Section B include:

The issuance and registration of 500 stock certificates per annual, excess will be billed at $1.50 per stock certificate issued.

•	DTC DRP fee - $250.00 per investment event, per month.
•	DRP Redemption’s or Tenders (sales or withdrawals) to be billed at $15.00 sales fee in addition to a $0.12 per share fee.

E.       ITEMS NOT COVERED

Items not included in the fees set forth in the fee and service schedule for “Standard Services” such as payment of a stock dividend, corporate actions or any services associated with a special project are to be billed separately, on an appraisal basis and as agreed to by both parties.

Services required by legislation or regulatory fiat, which become effective after the date of this fee and service schedule shall not be a part of the Standard Services and shall be billed by appraisal.

All out-of-pocket expenses such as telephone line usage charges associated with (800) toll-free telephone calls, overprinting of proxy cards, postage, insurance, stationery, excess material disposal, etc. actually incurred by EquiServe will be billed on a monthly basis.

Overtime charges will be assessed in the event of late delivery of material for mailings to shareholders unless the mail date is rescheduled. Such material includes, but is not limited to: proxy statements, annual and quarterly reports, dividend enclosures and news releases. Receipt of material for mailing to shareholders by our Mail Unit must be in accordance with our Schedule of Required Material Delivery Time Frames.

All services not specifically covered under this fee and service schedule will be billed by appraisal, as applicable.

This Fee and Service Schedule shall serve as an attachment to the Transfer Agency and Stock Transfer Agreement.

ACCEPTANCE

In witness whereof, the parties hereto have caused this Fee and Service Schedule to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Fee and Service Schedule.

FEDERATED PREMIER MUNICIPAL INCOME FUND

By: /s/ Richard J. Thomas

Name: Richard J. Thomas

Title: Senior Vice President & Treasurer

EQUISERVE, INC. EQUISERVE TRUST COMPANY, N.A.

By: /s/ Dennis V. Moccia By: /s/ Dennis V. Moccia

Name: DennisV. Moccia Name: Denis V. Moccia

Title: Managing Director Title: Managing Director

Date issued - November 4, 2002

Exhibit A

Out of Pocket Expenses

Out of pocket expenses associated with, but not limited to, the following are not included in the fees quoted in this fee and service schedule and are billable as incurred.

Postage (Outgoing and Business Reply)

Envelopes

Labels

Forms and Stationery

Record Retention

DTC fees

Insurance Premiums (Mailing certificates)

Delivery and Freight charges (including overnight delivery, Airborne Express, FedEx, etc.)

Typesetting (proxy cards, due diligence mailings, etc.)

Printing (proxy cards, etc.)

Destruction of excess/obsolete material

DTC trade transaction expenses (Treasury buybacks, etc.)

Custody Settlement charges

Toll free telephone usage and line expenses

Lost Shareholder Program database search

Please Note:

Other out of pocket expenses could be incurred depending on the services utilized.

Good funds to cover postage expenses in excess of $5,000 for shareholder mailings must be received in full by 12:00 p .m. Eastern Time on the scheduled mailing date. Postage expenses less than $5,000 will be billed as incurred.

SKU numbers are required on all material received for mailing. A special handling fee of $10.00 per box will be assessed for all material not marked with a SKU number. Such material includes, but is not limited to: proxy statements, annual and quarterly reports, and news releases. Overtime charges will be assessed in the event of late delivery of material for mailings to shareholders unless the mail date is rescheduled.

Schedule A
EQUISERVE TRUST COMPANY N.A.

AND

EQUISERVE, INC.

STOCK TRANSFER AGENT FEE AND SERVICE SCHEDULE FOR:

FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND

EquiServe Trust Company, N.A. and Equiserve, Inc. (hereinafter referred to as “Equiserve”) will serve as Transfer Agent, Registrar, Dividend Disbursement and Reinvestment Agent for the Closed End Fund common stock issue of the FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND (hereinafter referred to as “FPIMIF”).

A.       TERM

The term of this fee and service schedule shall be for a period of three (3) years, commencing from the effective date of, December 19th, 2002 (the “Initial Term”).

B.	FEE FOR STANDARD SERVICES

For the standard services stated in Section C provided by EquiServe under this fee and service schedule, FPIMIF will be charged as follows:

$2,500.00 Monthly Administrative Fee

$1.50 Per DRP or Cash Transaction

$4,500.00 One-Time Project Fee to Establish New Fund

Open Accounts: The terms of this fee and service schedule covers up to 1,000 Open Accounts per annum. Excess to be billed at $12.00 per account, per annum.

C.	STANDARD SERVICES

EquiServe agrees to provide the following services to FPIMIF in accordance with the standard fee set forth in Section B.

Account Maintenance:

1.	Establish new fund and administer services as Transfer Agent, Registrar, Dividend Disbursement Reinvestment Agent.

2.	Maintaining shareholder accounts, including the processing of new accounts, preparation and mailing of W-9/W-8 certifications to new accounts and closing accounts.

3.	Posting and acknowledging address changes, tax ID number changes and W-9 and W-8 certification, and all other routine file maintenance adjustments.

4.	On-line remote access or web based access to shareholder database.

5.	Posting all transactions, including routine and non-routine debits and credit. To include all book or unissued shareholder transfer activity.

6.	Issuance and registration of stock certificates annually.*

7.	Researching and responding to all written shareholder and broker inquiries and phone inquiries.

8.	Daily Transfer Activity Journals reflecting ownership changes to be mailed to FPIMIF at the close of each week if required.

9.	Processing all New York Window items, mail items and legal transfers.

10.	Processing Indemnity Bonds, placing certificate stop transfer orders and replacing lost certificates.

11.	Coding multiple accounts at a single household to suppress duplicate report mailings.

12.	Maintaining closed accounts.

Mailing & Report Production Services:

1.	Addressing and mailing four (4) registered shareholder reports or letters via First Class Mail per annum.

2.	Preparing two (2) full or partial shareholder reports (including Statistical Reports) as required, per annum.

3.	Preparing twelve (12) sets of shareholder labels per annum, as required.

4.	Abandoned Property Reports provided at $1,000 per report and $3.00 per respondent.

Annual Meeting Services:

1.	Preparing one (1) full stockholder list as of the Annual Meeting record date.

2.	Addressing proxy cards for registered stockholders.

3.	Enclosing and mailing proxy cards with proxy statement, annual report and postage prepaid return envelope to all registered shareholders.

4.	Preparing one (1) set of registered broker-dealer labels and one (1) list of registered brokers for the Broker Search.

5.	Receiving, opening and examining returned proxies.

6.	Writing in connection with unsigned or improperly executed proxies.

7.	Tabulating returned proxies to include an unlimited number of proposals.

8.	Providing summary reports on the Proxy Vote Tabulation status as requested.

9.	Interface with Solicitor appointed by FPIMIF.

10.	Preparing one (1) final Annual Meeting list reflecting how each account has voted on each proposal.

11.	Attend the Annual Meeting as Inspector of Election.

12.	Respondent Bank Services to include:

- Processing each respondent bank omnibus proxy received.

- Mailing respondent bank search cards.

Note: all out-of-pocket expenses including overprinting proxy cards, card stock, envelopes, postage and telecopy charges will be billed as incurred.

Dividend Disbursement Services:

As Dividend Disbursing and Paying Agent, EquiServe will perform the dividend related services listed, pursuant to the following terms and conditions: Maximum number of dividends paid per year will be (12) twelve.

*All funds (monies) must be received by 11:00 a.m. Eastern Time on the Mail Date via Federal Funds Wire or EquiServe Bank Demand Deposit account debit.

1.	Preparing and mailing dividend checks to all shareholders with an additional enclosure.

2.	Providing Automated Clearinghouse Funds (ACH) services.

3.	Replacing lost dividend checks.

4.	Providing verbal verification of cashed dividend checks if requested.

5.	Processing and record keeping of accumulated uncashed dividends.

6.	Reconciling paid and outstanding dividend payments.

7.	Coding RPO/SAUK accounts to suppress mailing dividend checks to undeliverable addresses.

8.	Effecting wire transfer of funds to Depository Trust company on payable date.

9.	Preparing and filing Federal Information Returns (Form 1099-DIV) of dividends paid during the year and mailing Forms 1099-DIV to each shareholder (taxable and or non-taxable reporting).

10.	Preparing and filing State Information Returns of dividends paid during the year to shareholders resident within such State in accordance with current State Filing regulations.

11.	Preparing and filing annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-resident Aliens and mailing Forms 1042 to each foreign shareholder.

12.	Performing the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:

* Withholding tax from shareholder accounts not in compliance with the provisions of the Act.

*Reconciling and reporting taxes withheld, including additional 1099 reporting requirements, to the Internal Revenue Service.

*Responding to shareholders regarding the regulations.

*Mailing to new accounts, which have had taxes withheld, to inform them of procedures to be followed to cease future back-up withholding.

*Annual mailing to pre-1984 accounts for which Tax Identification Numbers (TIN) have not yet been certified.

*Performing shareholder file adjustments to reflect TIN certifications.

Dividend Reinvestment Services:

1.	As Administrator for the Open Market and/or Original Issue Dividend Reinvestment Plan (“DRP”), EquiServe will perform the listed DRP related services:

2.	Reinvestment and/or optional cash investment transactions of DRP participants.*

3.	Processing DTC monthly reinvestments at $250.00 per investment, per fund.

4.	Preparing and mailing a year-to-date dividend reinvestment statement with an additional enclosure to DRP participants upon completion of each reinvestment.

5.	Preparing and mailing a year-to-date optional cash investment statement to participants upon the completion of each investment.

6.	Maintaining DRP accounts and establishing new DRP accounts.

7.	Processing sale/termination requests.*

8.	Processing withdrawal requests.

9.	Providing the Fund with a Dividend Reinvestment Summary Report for each reinvestment and/or optional cash investment.

10.	Providing Safekeeping for DRP participant stock certificates.

11.	Researching and responding to shareholder inquiries regarding the Plan.

12.	Preparing and mailing Forms 1099 and Forms 1042 to DRP participants and completing related filings with the IRS.

13.	Preparing, mailing and filing Form 1099B relating to DRP sales.

Note: Depository Wire charges required to fund dividend payments will be billed to FPIMIF as an expense.

D.       LIMITATIONS

The fees as stated in Section B include:

The issuance and registration of 500 stock certificates per annual, excess will be billed at $1.50 per stock certificate issued.

•	DTC DRP fee - $250.00 per investment event, per month.
•	DRP Redemption’s or Tenders (sales or withdrawals) to be billed at $15.00 sales fee in addition to a $0.12 per share fee.

E.       ITEMS NOT COVERED

Items not included in the fees set forth in the fee and service schedule for “Standard Services” such as payment of a stock dividend, corporate actions or any services associated with a special project are to be billed separately, on an appraisal basis and as agreed to by both parties.

Services required by legislation or regulatory fiat, which become effective after the date of this fee and service schedule shall not be a part of the Standard Services and shall be billed by appraisal.

All out-of-pocket expenses such as telephone line usage charges associated with (800) toll-free telephone calls, overprinting of proxy cards, postage, insurance, stationery, excess material disposal, etc. actually incurred by EquiServe will be billed on a monthly basis.

Overtime charges will be assessed in the event of late delivery of material for mailings to shareholders unless the mail date is rescheduled. Such material includes, but is not limited to: proxy statements, annual and quarterly reports, dividend enclosures and news releases. Receipt of material for mailing to shareholders by our Mail Unit must be in accordance with our Schedule of Required Material Delivery Time Frames.

All services not specifically covered under this fee and service schedule will be billed by appraisal, as applicable.

This Fee and Service Schedule shall serve as an attachment to the Transfer Agency and Stock Transfer Agreement.

ACCEPTANCE

In witness whereof, the parties hereto have caused this Fee and Service Schedule to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Fee and Service Schedule.

FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND

By: /s/ Richard J. Thomas

Name: Richard J. Thomas

Title: Senior Vice President & Treasurer

EQUISERVE, INC. EQUISERVE TRUST COMPANY, N.A.

By: /s/ Dennis V. Moccia By: /s/ Dennis V. Moccia

Name: DennisV. Moccia Name: Denis V. Moccia

Title: Managing Director Title: Managing Director

Date issued - November 4, 2002

Exhibit A

Out of Pocket Expenses

Out of pocket expenses associated with, but not limited to, the following are not included in the fees quoted in this fee and service schedule and are billable as incurred.

Postage (Outgoing and Business Reply)

Envelopes

Labels

Forms and Stationery

Record Retention

DTC fees

Insurance Premiums (Mailing certificates)

Delivery and Freight charges (including overnight delivery, Airborne Express, FedEx, etc.)

Typesetting (proxy cards, due diligence mailings, etc.)

Printing (proxy cards, etc.)

Destruction of excess/obsolete material

DTC trade transaction expenses (Treasury buybacks, etc.)

Custody Settlement charges

Toll free telephone usage and line expenses

Lost Shareholder Program database search

Please Note:

Other out of pocket expenses could be incurred depending on the services utilized.

Good funds to cover postage expenses in excess of $5,000 for shareholder mailings must be received in full by 12:00 p .m. Eastern Time on the scheduled mailing date. Postage expenses less than $5,000 will be billed as incurred.

SKU numbers are required on all material received for mailing. A special handling fee of $10.00 per box will be assessed for all material not marked with a SKU number. Such material includes, but is not limited to: proxy statements, annual and quarterly reports, and news releases. Overtime charges will be assessed in the event of late delivery of material for mailings to shareholders unless the mail date is rescheduled.

FEE AND SERVICE SCHEDULE FOR STOCK TRANSFER SERVICES

between

FEDERATED ENHANCED TREASURY INCOME FUND

and
COMPUTERSHARE INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

This Fee and Service Schedule is by and between, Computershare Inc. (“Computershare”) and Computershare Trust Company, N.A. (the “Trust Company”), (collectively, “Transfer Agent”) and Federated Enhanced Treasury Income Fund (the “Fund”), whereby the Transfer Agent will perform the following services for the Fund. This Fee and Service Schedule (“Schedule”) is an attachment to the Agreement. Terms used, but not otherwise defined in this Schedule, shall have the same meaning as those terms in the Agreement.

TERM

The fees set forth in this Schedule shall be effective for a period of three (3) years, commencing from the effective date of November 1, 2007 (the “Initial Term”). Sixty (60) days before the expiration of the Initial Term or Renewal Term, whichever is applicable, the parties to this Agreement will agree upon a Fee Schedule for the upcoming Renewal Term. If no new fee schedule is agreed upon, provided that service mix and volumes remain constant, the fees listed in the Schedule shall be increased (a) by the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of Labor; or (b) to the Transfer Agent’s minimum fees then in effect, whichever is greater. Fees will be increased on this basis for each successive Agreement anniversary thereafter.

FEES

Ongoing Account Management*

This fee covers all administration of the services listed in the services section except as noted below for up to 1,000 open accounts per year. Excess number of accounts to be billed at $12.00 per account per year. Out of pocket costs associated with providing these services will be charged separately.

$2,250 Per month

Lost Owner/Shareholder Search Services

•	SEC Electronic Database Search $3.00 per account searched
•	National Change of Address (NCOA) search $.01 per account (all accounts)

Other

•	DTC Monthly Reinvestment $250.00 each
•	DRP Redemption’s or Tenders (sales or withdrawals) $15.00 each
•	Issuance of certificates (first 500 included per year) $1.50 each

SERVICES

Administrative Services

•	Annual administrative services as Transfer Agent and Registrar for the common stock of the fund
•	Assignment of relationship manager

Account Maintenance

•	Maintain 1,000 registered shareholder accounts (additional accounts to be billed at $12.00 each per year)
•	Create new shareholder accounts
•	Post and acknowledge address changes
•	Process other routine file maintenance adjustments
•	Post all transactions, including debit and credit certificates, to the shareholder file
•	Respond to requests for audit confirmations
•	Perform OFAC (Office of Foreign Asset Control) and Patriot Act reporting
•	Obtain tax certifications

Share Issuance

•	Issuance, cancellation and registration of shares
•	Process all legal transfers as appropriate
•	Combine certificates into larger and/or smaller denominations
•	Replace lost certificates in accordance with UCC guidelines and Computershare policy (subject to shareholder-paid fee and bond premium)
•	Place, maintain and remove stop-transfer notations

Shareholder Communications

•	Provide fund-specific Shareholder contact number;
•	Provide IVR 24/7 (subject to system maintenance);
•	Respond to Shareholder inquiries (written, e-mail and web);
•	Record all Shareholder calls;
•	Scan and image incoming correspondence from Shareholders;

Direct Registration System (“DRS”)

•	Register, issue and transfer DRS book-entry shares
•	Issue DRS statements of holding
•	Process Web, IVR, telephone and written sale requests for DRS shares (sale fees charged to shareholder), pursuant to the terms and conditions, including applicable fees, of the DRS Sales Facility

Online Access

•	Provide Internet access to “Issue Online,” desktop access to corporate and Shareholder information administered by Computershare, which permits data management including running standard reports such as Top 10 – 200 Shareholder lists, submitting real-time inquiries such as an issued capital query, and reporting by holding range
•	Provide Internet access to “Investor Centre,” which provides Shareholder account information, transaction capabilities, and downloadable forms and FAQs

Reporting and Mailing Services

•	Address and mail four (4) registered shareholder reports or letters via First Class Mail per year
•	Prepare two (2) full or partial shareholder reports (including Statistical Reports) as required, per annum
•	Prepare twelve (12) sets of shareholder labels per year, as required

Annual Meeting Services

•	Prepare a full Shareholder list as of the Annual Meeting Record Date
•	Address proxy cards for all registered Shareholders
•	Coordinate the mailing of the proxy card, proxy statement, return envelope and Annual Report to all registered Shareholders
•	Prepare one (1) set of registered broker labels and one (1) list of registered brokers for the Broker Search
•	Receive, open and examine returned proxies
•	Tabulate returned proxies
•	Provide on-line access to proxy vote status
•	Attend Annual Meeting as Inspector of Election (travel expenses billed as incurred)
•	Prepare a final Annual Meeting list reflecting how each account has voted on each proposal

Additional Annual Meeting Services (SUBJECT TO ADDITIONAL FEES)

•	Electronic delivery of proxy material ($0.25 each, $100 set fee per broadcast)
•	Provide householding of materials to same address ($2,500 one-time set-up fee plus $0.50 for each suppressed package)
•	Provide Internet and telephone voting ($1,500 set-up fee plus $0.25 per telephone vote and $0.18 per web vote)

Dividend Services

•	Receive all funds before or on mailing date by 11:00 a.m., Eastern Standard Time via Federal Funds Wire, ACH or Demand Deposit Account debit
•	Coordinate the mailing of monthly dividends with an additional enclosure with each dividend check
•	Prepare and file Federal Information Returns (Form 1099) of dividends paid in a year
•	Prepare and file State Information Returns of dividends paid in a year to Shareholders resident within such state
•	Prepare and file annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-Resident Aliens
•	Coordinate the mailing of Form 1099 to Shareholders
•	Replace lost dividend checks
•	Reconcile paid and outstanding checks
•	Code “undeliverable” accounts to suppress mailing dividend check to same
•	Keep records of accumulated uncashed dividends
•	Perform the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:
•	Withhold tax from Shareholder accounts not in compliance with the provisions of the Act
•	Reconcile and report taxes withheld, including additional 1099 reporting requirement, to the Internal Revenue Service
•	Mail to new accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding
•	Perform Shareholder file adjustments to reflect certification of accounts

ACH Services

•	Review cards for accuracy and completeness and identifying cards with incomplete information
•	Mail cure letter to Shareholders with incomplete cards
•	Identify cards received after the cut-off date
•	Code accounts for ACH and performing pre-note test
•	Identify rejected ACH transmissions mail dividend check and explanation letter to Shareholders with rejected transmissions
•	Respond to Shareholder inquiries concerning the ACH Program
•	Code cards received after cut-off date
•	Calculate on a quarterly basis the Share breakdown for ACH vs. other dividend payments and notifying the Fund of funding amount for ACH transmissions and other payable date funds
•	Credit ACH designated bank accounts automatically on dividend payable date
•	Maintenance of ACH participant file, including coding new ACH accounts
•	Process termination requests
•	Keep adequate records including retention of authorization cards

Dividend Reinvestment Services

•	Invest dividends and optional cash purchases per the plan document
•	Process DTC monthly reinvestments at $250.00 per investment, per fund
•	Coordinate the mailings statement to Plan participants
•	Process sale, termination and withdrawal requests
•	Supply summary reports for each reinvestment/investment
•	Provide certificate safekeeping
•	Coordinate the mailing of Form 1099 to participants, including DRP participants and related filings with the IRS

Note: Depository Wire charges required to fund dividend payments will be billed to the Fund

Direct Filing of Abandoned Property

•	Coordinate the mailing of due diligence notices to all qualifying Shareholder accounts as defined by the State filing matrix
•	Process returned Due Diligence notices and remitting property to Shareholders prior to escheatment
•	Prepare and file Preliminary and Final Abandoned Property Reports
•	Prepare and file checks for each state covering unclaimed funds as per state requirements
•	Issue and file stock certificate(s) registered to the applicable state(s) representing returned (RPO) certificates and underlying Share positions
•	Retain, as required by law or otherwise, records of property escheated to the several States and responding, after appropriate research, to Shareholder inquiries relating to same

Lost Owner/Shareholder Search Services

•	Perform electronic database searches in accordance with SEC requirements
•	Update new addresses provided by search firm
•	Send verification form to Shareholder to validate address
•	Reissue abandoned property held to Shareholders upon receipt of signed verification form

Additional Services

Items not included in the fees and services set forth in this Schedule including, but not limited to, services associated with the payment of a stock dividend, stock split, corporate reorganization, restricted stock investment program, or any services associated with a special project are to be billed separately, on an appraisal basis.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Schedule shall not be a part of the Standard Services and shall be billed by appraisal. All additional services not specifically covered under this Schedule will be billed by appraisal, as applicable.

Billing Definition of Number of Accounts

For billing purposes, the number of accounts will be based on open accounts on file at the beginning of each billing period, plus any new accounts added during that period. An open account shall mean the account of each Shareholder which account shall hold any full or fractional Share of stock held by such Shareholder, outstanding funds, or reportable tax information.

Out-of-Pocket Expenses

In addition to the fees above, the Fund agrees to reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to postage, forms, telephone, taxes, records storage, exchange and broker fees, or advances incurred by the Transfer Agent for the items set out in Exhibit A attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Fund, will be reimbursed by the Fund.

Bank Accounts

The Fund acknowledges that the bank accounts maintained by Computershare in connection with the services hereunder will be in its name and that Computershare may receive investment earnings in connection with the investment at Computershare’s risk and for its benefit of funds held in those accounts from time to time.

ACCEPTANCE

In witness whereof, the parties hereto have caused this Fee and Service Schedule to be executed by their respective officers, hereunder duly agreed and authorized, as of the effective date of this Fee and Service Schedule.

Computershare Inc.

Computershare Trust Company, N.A. Federated Enhanced Treasury Income Fund

On Behalf of Both Entities:

By: /s/ Dennis V. Moccia By: /s/ J. Christopher Donahue

Name: Dennis V. Moccia Name: J. Christopher Donahue

Title: Managing Director Title: President

This Fee and Service Schedule shall serve as an attachment to the Transfer Agency and Stock Transfer Services Agreement dated December 19, 2007.

Exhibit A

Out of Pocket Expenses

Out of pocket expenses associated with, but not limited to, the following are not included in the fees quoted in this Fee and Service Schedule and are billable as incurred.

•	Postage (outgoing and business reply)
•	Envelopes
•	Forms and stationery
•	Printing
•	Enclosing (proxy cards, dividend checks, etc.)
•	Fulfillment (transfer packages, new account packages, DRIP enrollment packages)
•	Proxy proof set-up
•	Record retention
•	Insurance premiums (mailing certificates)
•	Delivery and freight charges (including overnight delivery; Airborne Express, FedEx, etc.)
•	Destruction of excess/obsolete material
•	Telephone usage and line expenses
•	Regulatory reports – SAS70

Please Note:

Good funds to cover postage expenses in excess of $10,000 for Shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date. Postage expenses less than $10,000 will be billed as incurred.